UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ZUORA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2022 Annual Meeting of Stockholders
May 11, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (Annual Meeting) of Zuora, Inc. to be held virtually at www.virtualshareholdermeeting.com/ZUO2022 on Tuesday, June 21, 2022 at 9:30 a.m. Pacific Time. Instructions for attending the Annual Meeting are more fully described in the accompanying proxy statement.
We will hold the Annual Meeting for the following purposes, which are more fully described in the Proxy Statement for our Annual Meeting (Proxy Statement):

Proposals		Board Vote Recommendation
1.	To elect Amy Guggenheim Shenkan, Timothy Haley and Magdalena Yesil to serve as Class I directors until our 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal.	"FOR" each director nominee

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.	"FOR"

3.	To approve, on a non-binding advisory basis, the compensation paid by us to our Named Executive Officers as disclosed in this Proxy Statement.	"FOR"
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. At this time, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.
All of our stockholders of record at the close of business on April 27, 2022 are entitled to attend and vote at the Annual Meeting. Every stockholder vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible via internet or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend the Annual Meeting. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
On or about May 11, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the Proxy Statement and our 2022 Annual Report on Form 10-K. The Notice provides instructions on how to vote online and by telephone, and how to receive a paper copy of the proxy materials by mail.
Thank you for your ongoing support and continued interest in Zuora.

Very truly yours,

Andrew M. Cohen
Chief Legal Officer and Corporate Secretary
Important Notice Regarding Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and our 2022 Annual Report on Form 10-K are available at: www.proxyvote.com.

Proxy Statement for 2022 Annual Meeting of Stockholders

i

Proxy Statement for 2022 Annual Meeting of Stockholders
PROXY STATEMENT SUMMARY
The following is a summary of certain key information in our Proxy Statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the full Proxy Statement as well our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 filed with the SEC on March 28, 2022 (Annual Report). In this Proxy Statement, we refer to Zuora, Inc. as “Zuora”, ‘‘we,’’ "our" or ‘‘us,’’ and we refer to our fiscal year ended January 31, 2022 as ‘‘fiscal 2022’’ or ‘‘FY22.’’
Annual Meeting Information

Time and Date
Tuesday, June 21, 2022 at 9:30 a.m. Pacific Time

Virtual Meeting
Live webcast at www.virtualshareholdermeeting.com/ZUO2022. Instructions for attending the 2022 Annual Meeting of Stockholders (Annual Meeting) are more fully described in the accompanying Proxy Statement.

Items of Business

Proposals		Board Vote Recommendation
1.	To elect Amy Guggenheim Shenkan, Timothy Haley and Magdalena Yesil to serve as Class I directors until our 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal.	"FOR" each director nominee

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.	"FOR"

3.	To approve, on a non-binding advisory basis, the compensation paid by us to our Named Executive Officers as disclosed in this Proxy Statement.	"FOR"
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. At this time, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.

Record Date
Only stockholders of Zuora's Class A common stock or Class B common stock at the close of business on April 27, 2022 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of Zuora's Class A common stock that you own represents one vote and each share of Zuora's Class B common stock that you own represents ten votes.

Voting
Your vote is important. We encourage you to read the accompanying Proxy Statement carefully and to vote your shares as soon as possible, whether or not you plan to attend the Annual Meeting. Voting instructions are contained on the proxy card or voting instruction form that you received with this Proxy Statement. We encourage you to submit your proxy or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves significant postage and processing costs.

Fiscal 2022 Business Highlights

Our business and financial highlights for fiscal 2022 include the following:
•Total revenue grew 14% year-over-year to $346.7 million and subscription revenue grew 19% year-over-year to $287.7 million, reflecting our acquisition of new customers and increased transaction volume and sales of new products to our existing customers.
•Customer transaction volume processed through Zuora's Billing platform increased by 32% year-over-year to $75.1 billion.
•We grew our business to 747 customers with annual contract value (ACV) exceeding $100,000 as of the end of fiscal 2022, representing 11% year-over-year growth.
•Dollar-based Retention Rate (DBRR) increased to 110% as of end of fiscal 2022, compared to 100% as of end of fiscal 2021.
•Annual Recurring Revenue (ARR) Growth increased to 20% as of end of fiscal 2022, compared to 12% as of end of fiscal 2021.
•We acquired the intellectual property assets of ModernAIze, Inc. (dba Live Objects), a business process platform that uses AI to help companies understand, visualize and optimize complex business processes spanning across systems (May 2021).

Please refer to our Annual Report for additional financial information, including information on how we calculate ACV, DBRR and ARR Growth.

Board of Directors Snapshot

Our full Board of Directors is divided into three classes with staggered three-year terms. The following table provides summary information about each director nominee and our continuing directors as of April 30, 2022.

				Term Exp	Committee Membership
Name	Age	Director Since	Class		Audit	Comp	Governance
Director Nominees:
Amy Guggenheim Shenkan	57	January 2022	I	2022	M
Timothy Haley	67	October 2010	I	2022		C	M
Magdalena Yesil	63	May 2017	I	2022			C
Continuing Directors:
Omar P. Abbosh	56	July 2020	II	2023			M
Sarah R. Bond	43	July 2020	II	2023
Jason Pressman(1)	48	September 2008	II	2023	M	M
Laura Clayton McDonnell	61	January 2022	III	2024		M
Kenneth A. Goldman	72	February 2016	III	2024	C
Joseph Osnoss	44	March 2022	III	2024
Tien Tzuo(2)	54	November 2007	III	2024
____________________
(1) Lead Independent Director
(2) Chairman of the Board and Chief Executive Officer

C = Chairperson
M = Member

GENERAL INFORMATION ABOUT THE MEETING
Information About Solicitation and Voting
This Proxy Statement is solicited on behalf of the Board of Directors of Zuora for use at our Annual Meeting, and any adjournment or postponement thereof, to be held virtually at www.virtualshareholdermeeting.com/ZUO2022 on Tuesday, June 21, 2022 at 9:30 a.m. Pacific Time.
This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares with respect to the proposals described herein.
The Notice of Internet Availability of Proxy Materials (Notice), this Proxy Statement, and the accompanying form of proxy were first distributed and made available on the internet to stockholders on or about May 11, 2022. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
Internet Availability of Proxy Materials
In accordance with rules of the U.S. Securities and Exchange Commission (SEC), we are using the internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the internet. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.
Our Proxy Statement and our Annual Report can be accessed directly at www.proxyvote.com.
Attending and Participating Our Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/ZUO2022.
•The meeting will begin promptly at 9:30 a.m. Pacific Time. Online check-in will begin at 9:15 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/ZUO2022 as a "stockholder" which will allow you to vote electronically during the Annual Meeting, ask questions and view a list of registered stockholders as of the Record Date (as defined below).
•Stockholders of record and beneficial owners (who have obtained a legal proxy) as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/ZUO2022, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. Only questions pertaining to the proposals to be acted on at the Annual Meeting will be answered and we reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of Zuora, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting).
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/ZUO2022. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.
Record Date; Quorum
Stockholders of record and beneficial owners (who have obtained a legal proxy) of our Class A common stock and Class B common stock at the close of business on April 27, 2022 (the Record Date) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 121,127,734 shares of Class A common stock and 8,013,971 shares of Class B common stock outstanding and entitled to vote.
In order to hold the Annual Meeting, there must be a quorum, which means that the holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you attend and vote your shares at the Annual Meeting or if you have properly submitted a proxy.
For ten days prior to the Annual Meeting, a list of registered stockholders eligible to vote at the Annual Meeting will be available for examination by our stockholders for any purpose relevant to the meeting at our principal executive offices at 101 Redwood Shores Parkway, Redwood City, California 94065. The list of registered stockholders will also be available to our stockholders during the Annual Meeting through our virtual meeting platform.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote your shares at the Annual Meeting or prior to the Annual Meeting through the internet, by telephone, or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial holder, you are not the stockholder of record and therefore may not vote your shares at the Annual Meeting unless you request and obtain a legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each Class I director will be elected by a plurality of the number of votes cast, which means that the three individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number “FOR” votes will be elected. You may vote “FOR ALL” nominees, “WITHHOLD ALL” authority to vote for any nominee, or “FOR ALL EXCEPT” the nominee you specify. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions (shares present at the Annual Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023, is considered a routine matter. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Board of Directors' Voting Recommendations
Our Board of Directors recommends that you vote “FOR ALL” Class I director nominees named in this Proxy Statement (Proposal No. 1), “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023 (Proposal No. 2), and “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement (Proposal No. 3). None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than Proposal No. 3 and elections to office with respect to the directors so nominated.
Voting Instructions; Voting of Proxies
If you are a stockholder of record or a beneficial holder with a legal proxy, you may:
•vote at the Annual Meeting—in order to do so, you will need to visit www.virtualshareholdermeeting.com/ZUO2022 while the polls are open (you will need the virtual control number included on your Notice or proxy card);
•vote through the internet—in order to do so, please follow the instructions shown on your proxy card for submitting your proxy over the internet;
•vote by telephone—in order to do so, please use the telephone number on your proxy card; or

•vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
Unless you plan to vote at the Annual Meeting, your vote must be received by 11:59 p.m. Pacific Time on Monday, June 20, 2022, in order for it to be included in the ballots cast for the proposals presented in this Proxy Statement. For stockholders of record, submitting your proxy through the internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote during the Annual Meeting, should you properly register and decide to attend the Annual Meeting.
If you are a beneficial owner, i.e., not the stockholder of record, please refer to the voting instructions provided by your nominee on how to direct your nominee to vote your shares. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Three proposals will be presented at the Annual Meeting.
•For Proposal No. 1, you may vote “FOR ALL” nominees to our Board of Directors, “WITHHOLD ALL” authority to vote for any of the nominees or “FOR ALL EXCEPT” the nominee you specify.
•For Proposal No. 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.
•For Proposal No. 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
If you indicate a choice on your proxy card on a particular proposal to be acted upon, the shares will be voted as you indicated. If you are a stockholder of record and you return a signed proxy card but do not indicate how you wish to vote, the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
If your shares are registered in more than one name or are registered in different accounts, you will receive a proxy card for each such registered name or account. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card through the internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. In addition, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the internet or by telephone, you are responsible for any internet or phone access charges you may incur.

Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again through the internet or telephone; or
•voting at the Annual Meeting while the polls are open by visiting www.virtualshareholdermeeting.com/ZUO2022 (note that attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and will be published in a Current Report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting.

CORPORATE GOVERNANCE
Corporate Governance Highlights
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders. Our commitment to good corporate governance is reflected in the practices of our Board of Directors and its committees, as described below.

Independent Lead Director	Our Board of Directors has a lead independent director (Lead Independent Director) because the Chairman of our Board of Directors is our Chief Executive Officer and accordingly a non-independent director. Our Lead Independent Director has enumerated responsibilities set forth in our Corporate Governance Guidelines.
Committee Independence	Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each composed of independent directors.
Risk Oversight	The Board of Directors and its committees regularly oversee business, strategic, operational and financial risks facing Zuora, including cybersecurity risks and mitigation plans.
Executive Sessions	Independent members of our Board of Directors and its committees have the opportunity to meet periodically in executive sessions with no members of management present, following meetings of our Board of Directors or its committees, as applicable.
Board of Director Attendance	All directors attended at least 75% of meetings of the Board of Directors and any committees on which they served in fiscal 2022.
Board Diversity	The composition of the Board of Directors encompasses a broad range of skills, expertise, industry knowledge and gender and ethnic diversity. Approximately 40% of our directors self-identify as women and 40% self-identify as ethnically diverse.
Board Tenure	The Board of Directors’ balanced approach to refreshment results in an appropriate mix of newer directors and directors with experience. Three directors have joined the Board since January 2022, and 50% of our directors have over 5 years of tenure on our Board.
Board of Directors Self-Evaluations	Each of the Board of Directors and its committees evaluates and discusses its respective performance and effectiveness annually.
Compensation Risk Mitigation Measures	We maintain robust stock ownership guidelines and generally prohibit hedging and pledging of our common stock by our employees, officers and directors.
Board of Directors Oversight Roles
Our Board of Directors oversees the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (Governance Committee). In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.
Corporate Governance Guidelines
Our Corporate Governance Guidelines set forth expectations for directors, director independence standards, board committee structure and functions, CEO performance evaluation and succession planning, the role of our Lead Independent Director, and other policies and guidelines relating to the Board of Directors. Our Corporate Governance Guidelines are available on our website at https://investor.zuora.com/Environmental-Social-

Governance/governance-documents. Our Governance Committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our Board of Directors as warranted.
Board Leadership Structure
Our Board of Directors believes it is important to have flexibility in selecting our chairman and board leadership structure. Accordingly, our Corporate Governance Guidelines allow for the positions of chairman and chief executive officer to be held by the same person. The Board of Directors believes that it is currently in the best interest of Zuora and its stockholders for Tien Tzuo to serve in both roles. Mr. Tzuo co-founded and has led Zuora since November 2007. Our Board of Directors believes that Mr. Tzuo is well qualified to serve in the roles of Chairman of the Board and Chief Executive Officer given his strategic vision for our business, his in-depth knowledge of our platform and operations and the software technology industry, and his experience serving as our Chief Executive Officer.
Our Corporate Governance Guidelines provide that, when the positions of chairperson and chief executive officer are held by the same person, our Board of Directors will designate a “lead independent director” by a majority vote of the independent directors. Magdalena Yesil served as our Lead Independent Director from March 2018 until March 1, 2022, and Jason Pressman has served as our Lead Independent Director since March 1, 2022.
The responsibilities of our Lead Independent Director include:
•scheduling and setting the agenda for meetings of the Board in consultation with the Chairman;
•serving as chairperson of Board meetings when the Chairman is not present;
•presiding at executive sessions of independent directors;
•serving as a liaison between the Chairman and the independent directors;
•consulting with the Chairman regarding the information sent to our Board of Directors in connection with its meetings;
•having the authority to call meetings of our Board of Directors and meetings of the independent directors;
•being available under appropriate circumstances for consultation and direct communication with stockholders;
•encouraging dialogue between the independent directors and management; and
•performing such other functions and responsibilities as requested by our Board of Directors from time to time.
Our Board of Directors believes the role of Lead Independent Director provides an appropriate balance in Zuora's leadership to the combined role of Chairman and Chief Executive Officer, and that the responsibilities assigned to the Lead Independent Director help ensure a strong, independent and active Board.
Independence of Directors
The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors conducts an annual review of the independence of our directors. In its most recent review, our Board of Directors determined that Omar P. Abbosh, Sarah R. Bond, Laura Clayton McDonnell,

Kenneth A. Goldman, Amy Guggenheim Shenkan, Timothy Haley, Joseph Osnoss, Jason Pressman, and Magdalena Yesil, representing all of our current directors other than our CEO, Tien Tzuo, are “independent directors” as defined under the applicable listing standards of the New York Stock Exchange and the applicable rules and regulations promulgated by the SEC. Our Board of Directors has also determined that all members of our Audit Committee, Compensation Committee, and Governance Committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for such committees.
Investment Agreement
Pursuant to the terms of an investment agreement (Investment Agreement) among Zuora and certain affiliates of Silver Lake Group, L.L.C. (Silver Lake), Silver Lake became entitled to designate one individual to our Board of Directors as long as Silver Lake or its affiliates beneficially own shares of our Class A common stock (assuming conversion of the notes and exercise of the warrants) representing at least four percent of the outstanding shares of our Class A common stock and Class B common stock (assuming conversion of the notes and warrants).

In accordance with the terms of the Investment Agreement, Silver Lake appointed Joseph Osnoss to our Board of Directors. For additional information regarding the Investment Agreement, see "Certain Relationships and Related Party Transactions — Related Party Transactions — Investment by Silver Lake."
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Governance Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board of Directors. Copies of the charters for each committee are available on our website at https://investor.zuora.com/Environmental-Social-Governance/governance-documents. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee is currently composed of Mr. Goldman (Chair), Mr. Pressman, and Ms. Shenkan. Each member of our Audit Committee is independent under New York Stock Exchange listing standards and SEC rules and regulations. Each member and prospective member of our Audit Committee is financially literate as required by New York Stock Exchange listing standards. Our Board of Directors has determined that Mr. Goldman is an “Audit Committee financial expert” as defined in SEC regulations. Our Audit Committee is responsible for, among other things:
•selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•overseeing our internal audit function, including reviewing and approving our internal audit plan, responsibilities, budget and staffing;
•overseeing cybersecurity and information technology risks, controls and procedures, and mitigation plans;
•reviewing proposed waivers of our Code of Conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the Board of Directors);
•reviewing material related party transactions or those that require disclosure; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by our independent registered public accounting firm.

Compensation Committee
Our Compensation Committee is composed of Mr. Haley (Chair), Ms. Clayton McDonnell, and Mr. Pressman. The composition of our Compensation Committee meets the requirements for independence under New York Stock Exchange listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is responsible for, among other things:
•reviewing and approving the selection of our peer companies for compensation and assessment purposes;
•reviewing and approving the compensation of our executive officers, other than our chief executive officer whose compensation is approved by our Board of Directors;
•evaluating the performance of our chief executive officer in light of our goals and objectives;
•reviewing the results of stockholder votes on compensation matters;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans;
•overseeing the annual risk assessment of our compensation programs as generally applicable to employees to identify any potential material risks that may be created by such programs; and
•reviewing our overall compensation philosophy.
Governance Committee
Our Governance Committee is composed of Ms. Yesil (Chair), Mr. Abbosh, and Mr. Haley. The composition of our Governance Committee meets the requirements for independence under New York Stock Exchange listing standards and SEC rules and regulations. Our Governance Committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board of Directors;
•recommending directors to serve on Board committees;
•reviewing any stockholder proposals that relate to corporate governance matters;
•reviewing and recommending any changes as appropriate to our Corporate Governance Guidelines, Code of Conduct and certain other governance-related policies;
•reviewing CEO succession plans, including in the event of retirement or emergency, and making recommendations to our Board of Directors;
•evaluating, and overseeing the process of evaluating, the performance of our Board of Directors and individual directors;
•overseeing our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters; and
•assisting our Board of Directors on corporate governance matters.
Oversight of Corporate Strategy
Our Board of Directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. At its regularly scheduled meetings and throughout the year, our Board of Directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. In addition, we hold an extended Board meeting annually in our third fiscal quarter in which the Board and management meet to focus specifically on our corporate strategy. Our Board of Directors’ diverse skill set and experience enhances its ability to support management in the execution and evaluation of our corporate strategy. The independent members of our Board also hold regularly scheduled executive sessions at which strategy is discussed.

Our Board of Directors’ Role in Risk Oversight
Our Board of Directors, as a whole, has responsibility for risk oversight, and the standing committees of our Board oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our Board of Directors and our personnel responsible for risk assessment with visibility into the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks, risks related to the COVID-19 pandemic, and risks related to retention of key employees and management succession plans. Our Board of Directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.
Each committee of our Board of Directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. In particular, each committee has the respective oversight responsibilities regarding risk management set forth below.

Committee	Primary Areas of Risk Oversight
Audit
•Review our major financial risk exposures and discuss assessment and management of such risks with management and our independent auditor.
•Assess risks relating to financial reporting and controls.
•Evaluate risks related to information technology security, cybersecurity and data security.
•Supervise our anonymous and confidential ethics reporting system, which encourages and allows any employee to submit concerns directly to senior management and the Audit Committee.
•Assess our risks relating to financing, taxes, and world-wide insurance programs.
•Evaluate enterprise risk issues associated with financial reporting, accounting, auditing and tax matters.
•Review and approval of related person transactions.

Compensation
•Assess risks related to our cash and equity compensation programs and practices.
•Conduct an annual review of our company-wide compensation arrangements.
•Review and provide feedback on employee retention and recruitment strategies.
•Oversee risks related to organizational development matters, including human capital management.

Governance
•Assess risks related to our overall corporate governance, including our governance policies and principles.
•Review and provide recommendations to the Board regarding the composition and structure of our Board and committees, including annual evaluation of our Board and committees.
•Periodic review of CEO succession plans to ensure we are well-positioned to continue to execute on our corporate strategy.
•Oversee risks and practices relating to environmental, social and governance (ESG) matters, including corporate social responsibility.

In addition to the respective oversight responsibilities regarding risk management for each committee, information technology and data security, particularly cybersecurity, is a top area of focus for our Board of Directors, which views our diligence in these areas as essential for the success of our company and the broader technology industry in which we operate. Our management team provides regular information technology and cybersecurity updates to our Audit Committee and Board, including metrics regarding cyber threat response preparedness, program maturity milestones, risk mitigation status, and the current and emerging threat landscape. In addition, the Audit Committee periodically reviews and provides input regarding the level of information security risk insurance coverage we maintain.
Board and Committee Meetings and Attendance
Our Board of Directors and its committees meet regularly throughout the year, and also hold special meetings from time to time. During fiscal 2022, our Board of Directors met five times, the Audit Committee met eight times, the Compensation Committee met four times, and the Governance Committee met four times. During fiscal 2022, each member of our Board of Directors attended at least 75% of the aggregate of all meetings of our Board of Directors and of all meetings of committees of our Board of Directors on which such member served that were held during the period in which such director served.
Executive Sessions
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Ms. Yesil, who served as our Lead Independent Director during fiscal 2022 and until March 1, 2022, was the presiding director at these meetings, with Mr. Pressman serving in that role from the time of his appointment as Lead Independent Director on March 1, 2022.
Board Evaluations
We conduct an annual self-evaluation process for our Board of Directors and its committees. As part of this process, each Board member individually meets with outside counsel to discuss their assessment of the performance of the Board of Directors and its committees, their own performance, and the performance of other Board members. The Chair of our Governance Committee shares feedback received with individual Board members, the Governance Committee, and the full Board of Directors. Our Board then reviews and discusses the feedback to continually improve the operation and effectiveness of our Board and committees.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during a portion or all of fiscal 2022 were Mr. Haley, Ms. Clayton McDonnell, and Mr. Pressman. None of the members of our Compensation Committee in fiscal 2022 were at any time during fiscal 2022 or at any other time an officer or employee of Zuora or any of our subsidiaries. In addition, during fiscal 2022, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite each member of our Board of Directors to attend our annual meetings of stockholders. Six members of our Board of Directors who were then serving on the Board of Directors attended the 2021 annual meeting of stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board as a group, a committee of our Board of Directors, or one or more individual members of our Board (including our Chairman or Lead Independent Director) may do so by sending written communications addressed to: Corporate Secretary, Zuora, Inc., 101 Redwood Shores Parkway, Redwood City, California 94065. All stockholder communications we receive that are addressed to our Board of Directors will be reviewed and compiled by our Corporate Secretary and provided to the members of our Board of Directors, as appropriate. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the Chair of the Audit Committee, Compensation Committee, or Governance Committee. Sales materials, abusive, threatening or otherwise inappropriate materials and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to our directors.

Derivatives Trading, Hedging, and Pledging Policies
Our Insider Trading Policy prohibits our employees, including our executive officers, and members of our Board of Directors from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold. Finally, no employee, including an executive officer, or member of our Board of Directors, may acquire, sell, or trade in any interest or position relating to the future price of our equity securities.
Our Insider Trading Policy also prohibits the pledging of our common stock by our employees, including our executive officers, and members of our Board of Directors, unless it can be demonstrated that the pledgee has the financial capacity to repay the loan without resort to the pledged securities, subject to approval by our compliance officer.
Corporate Responsibility and Sustainability
We recognize the importance of a thoughtful approach to corporate citizenship and sustainability. Our Governance Committee is responsible for overseeing our corporate responsibility and sustainability programs, including environmental, social, and corporate governance (ESG) matters. In 2021, Zuora formed an ESG committee composed of a cross-functional group of leaders within Zuora and engaged ESG consultants to help build our strategy and launch programs that best meet the needs of the stakeholders we serve.
Our current corporate responsibility and sustainability programs include:
Employee Culture and Community Involvement. Zuora aims to recruit, develop and engage a diverse, high performing, and inclusive workforce. Our employees, whom we refer to as “ZEOs”, are the lifeblood of our company and we strive to create an environment where they feel empowered and inspired to contribute to our mission to power the Subscription Economy. Our culture focuses on fostering a collaborative, fun, supportive and productive environment where ZEOs can achieve individual and team objectives and key results. We provide opportunities for ZEOs to grow through many different initiatives, including our leader enablement, internal mobility and career cash programs.
Zuora is a member of the Pledge 1% movement and we are committed to leveraging our resources to make the communities where we live and work stronger. ZEOs are empowered to give their time, money, and skills to organizations they care about. In fiscal year 2022, we launched a matching gifts program, matching up to $1,000 per employee per year for charitable donations, volunteer time, or a combination of the two. In fiscal 2022, our ZEOs contributed $95,000 in volunteer time and cash donations and Zuora contributed over $91,000 in matching gifts, directing a total of over $186,000 to nonprofits across the globe. Additionally, through our ZEO Grant Program, employees can nominate nonprofit organizations to receive a grant of up to $10,000. We disbursed $200,000 to charities from around the globe through this program in fiscal 2022.
We also empower our employees with the tools and resources they need to create local Z-Philanthropy chapters at our offices worldwide. Through our Z-Philanthropy chapters, ZEOs in our offices across the globe lead giving and volunteering efforts throughout the year and create lasting partnerships with local nonprofits. In addition to the sustained efforts of our local Z-Philanthropy chapters, we host an annual Global Month of Service where ZEOs worldwide participate in volunteer and fundraising events. In fiscal 2022, our ZEOs volunteered over 2,400 hours of their time to mission-aligned nonprofits.
To date, Zuora has donated $3.0 million of our Class A common stock to the Zuora Impact Fund, a donor-advised fund managed by the Tides Foundation, and we expect to contribute an additional $1 million of our Class A common stock in June 2022, bringing our aggregate contribution to $4 million. In fiscal 2022, we disbursed $1.2 million from our Impact Fund to organizations focused on inclusive entrepreneurship, youth economic opportunity, and sustainability.
Employee Well-Being and Engagement. Zuora is committed to supporting the well-being of our ZEOs. As the COVID-19 pandemic entered its second year, we continued to make efforts to protect our people – both their physical safety and their emotional well-being. Listening to our ZEOs via our periodic employee surveys, Zuora focused on supporting its ZEOs throughout the pandemic by promoting employee health and safety, providing company-wide periodic wellness days off for employees to recharge, and re-envisioning our future of work philosophy to include healthy work environments in our offices and more flexible working arrangements. In order to attract and retain key talent, we provide market-competitive total compensation and benefit packages and routinely review gender pay equity practices. In addition, we ensure ongoing check-ins with employees by managers to provide additional channels of support and career development. We also regularly seek input from employees, including through broad employee satisfaction surveys on specific issues, intended to assess our degree of success in promoting an environment where employees are engaged, satisfied, productive, and possess a strong understanding of our business goals.
Diversity & Inclusion. We are committed to developing a diverse and thriving workforce and inclusive ZEO culture. We seek and embrace people who bring diverse backgrounds, perspectives, and experiences and believe this is critical to our success. We continue to build diversity, equity and inclusion into our culture with a focus on creating environments and practices that mitigate bias and allow our employees to be their authentic selves in performing their best work at Zuora.
Our ZEO employee resource groups (ERGs) play a key role in this effort. Our ERGs are ZEO-led groups open to all ZEOs that aim to elevate the experiences and interests of underrepresented groups in our workforce. Some ERG examples include Zuora Asian American and Pacific Islander ZEOs, Z-Vets, Out at Zuora, Zuora Familia, Zuora Black Network, and Z-Women.
We also foster multiple ongoing educational opportunities and events, including panels, Community Conversations, ZED Talks, and Z-Briefs, for every employee to have open, ongoing conversations across teams and with senior leaders. These are opportunities for dedicated time for continuous learning as well as feedback to help improve our workplace and culture, while also increasing connection and belonging across our globally-distributed workforce.
As of April 30, 2022, 27% of our executive management team self-identified as women, and 36% self-identified as members of certain underrepresented groups. As of April 30, 2022, 40% of our Board of Directors self-identified as women and 40% self-identified as members of certain underrepresented groups.
Environmental Sustainability. As a technology software company, we have a reasonably light environmental footprint. We have implemented a variety of initiatives relating to the sustainable use of resources, including using technological tools and centralized printers to encourage lower paper consumption, encouraging our employees to recycle and compost and offering them tools to do so, offering reusable dishware and utensils and providing filtered water dispensers to discourage consumption of bottled water in most of our breakrooms, and providing electric car charging stations for employee use at our corporate headquarters. We have also partnered with an e-waste vendor that has a mission of repurposing old computers and electronics and donating them to communities in need. We continue to promote teleconferencing in lieu of travel whenever practicable. In addition, our employee-led resource group, ZEOs4Sustainability, helps drive employee-led environmental sustainability efforts such as teaching ZEOs how to recycle and compost at home, how to eat for a sustainable future, and how to grow their own food.
During fiscal year 2022, we also migrated our on-premise data center to a leading cloud computing platform that has made public commitments regarding renewable energy usage to store, run and operate our cloud services. This transition will help us reduce our total energy consumption and carbon emissions.
We are committed to doing our part to tackle climate change. In April 2022, we completed our first company-wide carbon footprint to set the baseline for our future goals and, through the purchase of high quality carbon offsets, are proud to be carbon neutral for fiscal 2022. We are continuing to develop our plans and will periodically review our progress as we work towards our goals of reducing our greenhouse emissions, and are committed to maintaining carbon neutrality going forward.

Further information on our corporate responsibility and sustainability efforts is included in our Environmental, Social & Governance Fiscal Year 2022 Report that is available on our website at https://investor.zuora.com/Environmental-Social-Governance/.

Ethics and Business Conduct. We are committed to ethical business practices and maintain a Global Code of Business Conduct and Ethics (Code of Conduct) that applies to all the members of our Board of Directors, officers and employees. From our Board to management, employees and contractors, everyone at Zuora is required to read, understand and abide by our Code of Conduct, affirming their commitment to act with integrity, and to participate in mandatory annual training. Our Code of Conduct is available on our website at https://investor.zuora.com/governance/governance-documents. We intend to disclose future amendments to certain portions of the Code of Conduct or waivers of such provisions granted to executive officers and directors on our website, as permitted under applicable New York Stock Exchange and SEC rules.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Code of Conduct requires our employees and directors to avoid situations where their personal interests may, or may appear to, conflict with our interests. In addition, our directors, if appropriate, are required to recuse themselves from Board discussions when their participation could be perceived as creating such a conflict.
Our Audit Committee is responsible for reviewing and approving all related party transactions, except for transactions involving any member of the Audit Committee, which are reviewed by the Governance Committee. Related parties include each of our directors and executive officers, certain of our stockholders and the immediate family members of any of the foregoing. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process for such transactions. The Audit Committee will consider each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs, and benefits to us and the availability from other sources of comparable products or services.
Related Party Transactions

Investment by Silver Lake
In March 2022, we completed the sale of $250 million aggregate principal amount of convertible senior notes to Silver Lake pursuant to the Investment Agreement. The Investment Agreement provides for the issuance of an additional $150 million of convertible senior notes to be issued to Silver Lake within 18 months of the initial closing.

The purchase price per note is 98% and the notes bear interest at a rate of 3.95% per annum, payable quarterly in cash, provided that Zuora may elect to pay interest in kind at 5.50% per annum payable quarterly. The notes will mature on March 31, 2029, subject to earlier conversion or repurchase. In addition, as a condition of the Investment Agreement, Zuora issued to Silver Lake warrants to acquire up to 7,500,000 shares of our Class A common stock, exercisable for a period of approximately seven years from the initial closing, and of which (i) up to 2,500,000 warrants shall be exercisable at $20.00 per share, (ii) up to 2,500,000 warrants shall be exercisable at $22.00 per share and (iii) up to 2,500,000 warrants shall be exercisable at $24.00 per share.

Pursuant to the terms of the Investment Agreement, Silver Lake maintains a right to designate one individual for appointment to our Board of Directors subject to certain limitations. Joseph Osnoss, a managing director of Silver Lake, was appointed to our Board of Directors in March 2022 as Silver Lake’s representative.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Investment Agreement and Form of Warrant, which are exhibits to our Form 8-K filed with the SEC on March 25, 2022.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Executive Compensation — Limitations on Liability and Indemnification Matters.”

NOMINATION PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Governance Committee in accordance with the Committee’s charter, our restated certificate of incorporation and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Governance Committee will consider candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. In addition, the Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Additional Information — Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified Board of Directors, the Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including any specific minimum qualifications that the Committee believes must be met by a Committee-recommended nominee for membership on our Board of Directors and any specific qualities or skills that the Committee believes are necessary for one or more of the members of our Board of Directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and New York Stock Exchange listing requirements and the provisions of our restated certificate of incorporation, restated bylaws, Corporate Governance Guidelines, and charters of the committees of our Board of Directors.
When considering nominees, the Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our Board of Directors. Through the nomination process, the Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness.
Our Board of Directors is made up of highly skilled individuals from the technology and business sectors. The brief biographical description of each director set forth in Proposal No. 1 below includes a summary of the individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time. In addition, as of the date of this Proxy Statement, our Board of Directors includes four female directors, meeting California state law requirements based on our Board size.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our Board of Directors currently consists of ten directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Ms. Shenkan, Mr. Haley, and Ms. Yesil are the Class I directors standing for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively. At the recommendation of our Governance Committee, our Board of Directors proposes that Ms. Shenkan, Mr. Haley, and Ms. Yesil, who are currently serving as directors in Class I, each be elected as a Class I director for a three-year term expiring at the 2025 annual meeting of stockholders and until such director's successor is duly elected and qualified and until such director's earlier death, resignation, disqualification, or removal.
Shares represented by proxies will be voted “FOR ALL” nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations and lengths of service on our Board of Directors as of April 30, 2022, and current (or prospective) committee membership are provided in the table below and in the additional biographical descriptions set forth below the table.

			Committee Membership
Name of Nominee	Age	Director Since	Audit	Comp	Governance
Class I Nominees:
Amy Guggenheim Shenkan	57	January 2022	M
Timothy Haley	67	October 2010		C	M
Magdalena Yesil	63	May 2017			C
_____________________
C = Chairperson
M = Member

Amy Guggenheim Shenkan has served as a member of our Board of Directors since January 2022. Ms. Shenkan has acted as a Senior Advisor to Altamont Capital Partners since June 2021 and serves on the boards of its portfolio companies, Byrider and Hybrid Apparel. Previously, she served as the President and Chief Operating Officer of Common Sense Media from February 2011 to December 2017. Prior to joining Common Sense Media in 2011, Ms. Shenkan was a digital transformation expert with McKinsey & Company, Inc. Ms. Shenkan previously served on the board of directors of Ritchie Bros. Auctioneers Incorporated, and she currently serves on the Global Advisory Board of Harvard Business School and on the Advisory Board of Nature's Path. Ms. Shenkan holds a B.A. from the University of Michigan and an M.B.A. from Harvard Business School. We believe Ms. Shenkan is qualified to serve on our Board of Directors based on her extensive executive management and consulting experience, including advising companies across various industries on digital and business transformations, as well as her experience serving on public company boards.

Timothy Haley has served as a member of our Board of Directors since October 2010. Mr. Haley is a Managing Director at Redpoint Ventures, a venture capital firm, which he co-founded in 1999. Prior to co-founding Redpoint Ventures, Mr. Haley was a Managing Director of Institutional Venture Partners, a venture capital firm. From 1986 to 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the boards of directors of Netflix, Inc., 2U, Inc., thredUP Inc.

and several private companies. Mr. Haley is also on the Board of Trustees of Santa Clara University. Mr. Haley holds a B.A. in Philosophy from Santa Clara University. We believe Mr. Haley is qualified to serve on our Board of Directors based on his strategic and financial experience. He has evaluated, invested in, and served as a board member of numerous companies. His executive recruiting background also provides our Board of Directors with insight into talent selection and management.

Magdalena Yesil has served as a member of our Board of Directors since May 2017. She is the Executive Chair of Informed, Inc., an artificial intelligence software company serving the financial services industry, since April 2016. In 2010, Ms. Yesil co-founded Broadway Angels, an angel investment group. Ms. Yesil was also an early investor in salesforce.com, inc., and was a founding member of that company’s board of directors, where she served for more than five years. She was a General Partner at U.S. Venture Partners, a venture capital firm, from 1998 to 2006. Ms. Yesil founded MarketPay Associates, L.L.C., a software company, and served as its Chief Executive Officer and President from 1996 to 1997. She also co-founded and served as Vice President of Marketing and Technology of CYCH, Inc. (f/k/a CyberCash, Inc.), a secure electronic payment company. Ms. Yesil currently serves on the boards of directors of Smartsheet Inc., SoFi Social Finance Inc., and certain other private and non-profit entities. Ms. Yesil also served on the board of directors of RPX Corporation from March 2017 to June 2018. Ms. Yesil holds a B.S. in Industrial Engineering and Management Science and an M.S. in Electrical Engineering from Stanford University. We believe Ms. Yesil is qualified to serve on our Board of Directors based on her extensive experience as an investor in the technology industry and a founder of multiple technology companies, as well as her public and private company board experience.
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and length of service on our Board of Directors as of April 27, 2022 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

			Committee Membership
Name of Director	Age	Director Since	Audit	Comp	Governance
Class II Directors:
Omar P. Abbosh	56	July 2020			M
Sarah R. Bond	43	July 2020
Jason Pressman(1)	48	September 2008	M	M
Class III Directors:
Laura Clayton McDonnell	61	January 2022		M
Kenneth A. Goldman	72	February 2016	C
Joseph Osnoss	44	March 2022
Tien Tzuo(2)	54	November 2007
____________________

(1) Lead Independent Director
(2) Chairman of the Board and Chief Executive Officer
C = Chairperson
M = Member
Omar P. Abbosh has served as a member of our Board of Directors since July 2020. Since June 2020, Mr. Abbosh has served as Corporate Vice President, Industry Solutions at Microsoft Corporation, a multinational technology company. Previously, he served as Chief Executive Officer, Communications, Media & Technology, at Accenture plc, a professional services firm, from July 2018 to November 2019. From March 2015 to July 2018, Mr. Abbosh served as Accenture's Chief Strategy Officer and from September 2008 to March 2015, he served as Accenture's Managing Director, Resources UK & Ireland, and Senior Managing Director, Growth & Strategy, Resources. From 1989 to 2008, Mr. Abbosh held various other leadership roles at Accenture in strategy, corporate development and consulting. Mr. Abbosh holds a B.A. and an M.A. in Electronic and Software Engineering from the University of Cambridge and an M.B.A. from INSEAD in Fontainebleau, France. We believe Mr. Abbosh is qualified to serve on our Board of Directors based on his extensive business, corporate development and industry experience, including his expertise in strategic global alliances and partnerships.
Sarah R. Bond has served as a member of our Board of Directors since July 2020. Since June 2020, Ms. Bond has served as Corporate Vice President, Gaming Ecosystem at Microsoft Corporation, a multinational technology company. Since joining Microsoft in April 2017, she has held several senior roles, including Corporate Vice President, Gaming Partnerships & Business Development. From September 2015 to April 2017, she served as Senior Vice President, Strategy & Emerging Business at T-Mobile US, Inc., a wireless network operator, and held various other senior roles at T-Mobile since March 2011. From September 2006 to March 2011, Ms. Bond held various leadership roles with McKinsey & Company, focused on consumer digital businesses. She currently serves on the board of directors of Chegg, Inc. Ms. Bond holds a B.A. from Yale University and an M.B.A. from Harvard University. We believe Ms. Bond is qualified to serve on our Board of Directors based on her broad business, industry and technology experience, including her background with disruptive technologies in the traditional software, gaming and telecommunications industries.
Jason Pressman has served as a member of our Board of Directors since September 2008. Mr. Pressman is a Managing Director at Shasta Ventures, a venture capital firm, where he has worked since 2005. Prior to Shasta Ventures, Mr. Pressman served as a Vice President of Strategy and Operations at Walmart.com, a subsidiary of Wal-Mart Stores, Inc., a worldwide retailer, from 2000 to 2004. Mr. Pressman currently serves on the boards of directors of Nextdoor, Inc., and a number of private companies. Mr. Pressman holds a B.S. in Finance from the University of Maryland, College Park and an M.B.A. from Stanford University. We believe Mr. Pressman is qualified to serve on our Board of Directors based on his operations and strategy experience gained from the retail industry and his corporate finance expertise gained in the venture capital industry serving on the boards of directors of various technology companies.
Laura A. Clayton (professionally known as Laura Clayton McDonnell) has served as a member of our Board of Directors since January 2022. Ms. Clayton McDonnell has served as Senior Vice President, Sales - East, Canada and Latin America at ServiceNow, Inc. since January 2021 and previously served as Vice President, Enterprise Sales - East Region from January 2019 to January 2021. From July 2017 to December 2018, Ms. Clayton McDonnell served as a Vice President at Microsoft Corporation and as a General Manager at Microsoft Corporation from November 2015 to June 2017. Ms. Clayton McDonnell currently serves on the board of the Women's Forum of New York City, is a member of Women's United of United Way of New York City and is an Advisory Committee Member for the Belfer Center for Innovation and Social Impact. Ms. Clayton McDonnell holds a B.S. from San Jose State University and a J.D. and M.B.A. from the University of California, Berkeley. We believe Ms. Clayton McDonnell is qualified to serve on our Board of Directors based on her substantial experience with large enterprise software companies, especially in sales management roles.
Kenneth A. Goldman has served as a member of our Board of Directors since February 2016. Mr. Goldman has served as the President of Hillspire LLC, a family office management company, since September 2017. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc. Prior to this, Mr. Goldman was the Senior Vice President and Chief Financial Officer of Fortinet Inc., a provider of threat management technologies, from 2007 to 2012. From 2000 until 2006, Mr. Goldman served as Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc. Mr. Goldman served on the Financial Accounting Standards Board's (FASB) primary Advisory Council from December 1999 to December 2003. From January 2015 to December 2017, Mr. Goldman served for a three-year term as a member of the Public Company Accounting Oversight Board's (PCAOB) Standing Advisory Group. Since July 2018, Mr. Goldman has served as a member of the Value Reporting Foundation Board (formerly known as the Sustainability Accounting Standards Board (SASB) Foundation), an independent nonprofit responsible for the funding and oversight of SASB. Mr. Goldman currently serves on the boards of directors of Fortinet, Inc., GoPro, Inc., NXP Semiconductors N.V., and RingCentral, Inc. Mr. Goldman is retiring from NXP Semiconductors' board of directors on June 1, 2022 at the expiration of his term at the end of its annual general meeting of shareholders and is not standing for re-election. Mr. Goldman previously served on the board of directors of TriNet Group, Inc., from

August 2009 to August 2020. In addition, he is a Trustee Emeritus on the board of trustees of Cornell University. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School. We believe Mr. Goldman is qualified to serve on our Board of Directors based on his experience serving on the boards of directors of numerous companies, his extensive executive experience, and his prior experience as a member of the FASB's Advisory Council and the PCAOB’s Standing Advisory Group. He provides our Board of Directors with a high level of expertise and significant leadership experience in the areas of finance, accounting, and audit oversight.
Joseph Osnoss has served as a member of our Board of Directors since March 2022. Mr. Osnoss is a Managing Partner of Silver Lake, which he joined in 2002. From 2010 to 2014, he was based in London, where he helped oversee the firm's activities in EMEA. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co., where he focused on mergers, acquisitions, and financings in the technology and telecommunications industries. Mr. Osnoss is currently a member of the board of directors of Carta, Cegid Group, Clubessential Holdings, EverCommerce Inc., where he serves on the compensation committee, First Advantage Corporation, where he serves on the nominating and corporate governance committee, Global Blue Group Holding AG, where he serves on the nomination and compensation committee, LightBox, and Relativity. He previously served as a board member of Cast & Crew Entertainment Services, LLC, Instinet Inc., Interactive Data Corporation, Mercury Payment Systems, and Virtu Financial Inc. Additionally, Mr. Osnoss served on the board of directors of Cornerstone OnDemand, Inc. from December 2017 to October 2021, where he served on its nominating and corporate governance committee from January 2018 to October 2021. Mr. Osnoss also served on the board of directors of Sabre Corporation from March 2007 to April 2021 and served on its audit, compensation, and governance and nominating committees, amongst others, during his directorship. Mr. Osnoss received his A.B. in Applied Mathematics and a citation in French Language from Harvard College. He has remained involved in academics, including as a Visiting Professor in Practice at the London School of Economics; a member of the Dean's Advisory Cabinet at Harvard's School of Engineering and Applied Sciences; a participant in The Polsky Center Private Equity Council at the University of Chicago; and a Trustee of Greenwich Academy. We believe Mr. Osnoss is qualified to serve on our board of directors due to his extensive experience in private equity investing, domestic and international experience, and service on the boards of directors of other companies.
Tien Tzuo has served on our Board of Directors and as our Chief Executive Officer since November 2007 and as the Chairman of our Board of Directors since December 2017. Prior to joining us, Mr. Tzuo served as Chief Strategy Officer at salesforce.com, inc., a provider of customer relationship management software, from 2005 to 2008, and as Chief Marketing Officer from 2003 to 2005. Mr. Tzuo currently serves on the boards of directors of Vonage Holdings Corp. and Network for Good, Inc. He holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Stanford University. We believe that Mr. Tzuo is qualified to serve on our Board of Directors based on the industry perspective and experience that he brings as our founder, Chairman of our Board of Directors, and Chief Executive Officer.
There are no family relationships among our directors and executive officers.
Non-Employee Director Compensation Arrangements
Our Compensation Committee, after considering the information, analysis and recommendation provided by our independent compensation consultant, Compensia, Inc. (Compensia), including data regarding compensation paid to non-employee directors by companies in our compensation peer group (as described in “Compensation Discussion and Analysis - Peer Group Companies for Competitive Positioning”), evaluates the appropriate level and form of compensation for non-employee members of our Board of Directors and recommends changes to our Board of Directors when appropriate.
Based on an independent review and benchmarking conducted by Compensia, our Compensation Committee recommended modifications to the compensation for our non-employee directors to generally align with the median of the competitive market. Our Board of Directors approved the following modifications to be effective beginning February 1, 2021:

Equity awards:
•initial appointment restricted stock unit (RSU) grant for non-employee directors: increased from a fair value of $275,000 to $400,000
•annual RSU grant for non-employee directors: increased from a fair value of $150,000 to $175,000
Cash retainer fees:
•Lead Independent Director: increased from $15,000 to $16,000
•Compensation Committee chair: increased from $10,500 to $12,800
•Governance Committee chair: increased from $7,500 to $7,900
•Audit Committee member: increased from $7,500 to $9,300
•Governance Committee member: increased from $3,500 to $4,000
There were no other significant changes to the terms of the compensation for non-employee directors, including no changes to vesting, proration and deferral.
Non-Employee Director Cash Compensation
Each non-employee director was entitled to receive an annual cash retainer for service on our Board of Directors and each Committee during fiscal 2022 as follows:

Director Position	FY22 Annual Cash Retainer ($)
Board of Directors:
Lead Independent Director(1)	16,000
Member	30,000
Committee Chairperson:
Audit Committee	20,000
Compensation Committee	12,800
Governance Committee	7,900
Committee Member:
Audit Committee	9,300
Compensation Committee	5,000
Governance Committee	4,000
_____________________

(1)    The Lead Independent Director retainer is in addition to the retainer for service as a member of the Board of Directors.

A non-employee director may annually elect to receive RSUs in lieu of cash compensation by making an irrevocable election on or prior to January 31 of each calendar year. The number of shares receivable upon such election is calculated by dividing the total amount of cash compensation payable to such director for such fiscal year by the closing price of our Class A common stock on February 1 of such fiscal year. These RSUs fully vest on January 31 following the year of grant, so long as the non-employee director continues to serve on our Board of Directors through such date, or, if earlier, upon the consummation of a corporate transaction (as defined in our 2018 Equity Incentive Plan (2018 Plan)).
Non-Employee Director Equity Compensation
In addition to the cash compensation described above, each non-employee director was entitled to receive RSUs under our 2018 Plan during fiscal 2022, as follows:

Initial Appointment RSU Grant. Each new non-employee director appointed to our Board of Directors was granted RSUs on the date of his or her appointment (Initial Appointment RSUs) with an aggregate value of $400,000 based on the closing price of our Class A common stock on the date of grant. The aggregate value of the Initial Appointment RSUs may be increased by our Chief Executive Officer in his sole discretion, provided that such value, when combined with other equity or cash compensation received by such new non-employee director, may not exceed $900,000 in the calendar year of initial appointment. Initial Appointment RSUs vest with respect to one-third of the total number of RSUs subject to such award each year beginning on the anniversary of the date of grant, so long as the non-employee director continues to provide services to us through each such vesting date. In addition, Initial Appointment RSUs fully vest upon the consummation of a corporate transaction (as defined in our 2018 Plan).
Annual RSU Grant. Each non-employee director who served on the Board of Directors for at least six months prior to the date of each annual meeting of stockholders, and who continued to serve on our Board of Directors following such annual meeting, was automatically granted RSUs on the date of such annual meeting (Annual RSUs) having an aggregate value of $175,000 based on the closing price of our Class A common stock on the date of grant. The Annual RSUs fully vest on the earlier of (i) the date of the following year’s annual meeting of stockholders and (ii) the anniversary of the date of grant, provided the non-employee director continues to provide services to us through such vesting date. In addition, the Annual RSUs fully vest upon the consummation of a corporate transaction (as defined in our 2018 Plan).
Each non-employee director serving on our Board of Directors on June 22, 2021, the date of our 2021 annual meeting, and who did not waive his or her right to compensation, was granted RSUs having an aggregate value of $175,000 based on the closing price of our Class A common stock on the date of grant. These RSUs will fully vest on June 21, 2022.
Pursuant to the terms of our 2018 Plan, none of the equity awards described above may exceed $650,000 in a calendar year (or $900,000 in the calendar year of a non-employee director’s initial service on our Board of Directors), when combined with the cash compensation received by such non-employee director for service on our Board of Directors.
Fiscal 2022 Director Compensation
The following table provides information for fiscal 2022 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of fiscal 2022, other than Mr. Tzuo, the Chairman of our Board of Directors and Chief Executive Officer. Mr. Tzuo is not included in the table below, as he is an employee and receives no compensation for his service as director. The compensation received by Mr. Tzuo as an employee is set forth in the “Executive Compensation” section below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Omar P. Abbosh(2)	32,435	174,990	207,425
Sarah R. Bond(3)	35,661	174,990	210,651
Laura Clayton McDonnell(4)	1,549	399,992	401,541
Kenneth A. Goldman(5)	50,000	174,990	224,990
Amy Guggenheim Shenkan(6)	2,029	399,992	402,021
Timothy Haley(7)	31,539	174,990	206,529
Jason Pressman(8)	—	—	—
Magdalena Yesil(9)	53,900	174,990	228,890
_____________________
(1)    The amounts reported in this column represent the aggregate grant date fair value of RSU awards for Class A common stock made to directors in fiscal 2022, as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). These amounts reflect the accounting cost for these RSUs and do not represent the actual economic value that may be realized by the director. For information on the assumptions used to calculate the grant date fair value of the RSU awards, refer to Note 16 to our consolidated financial statements included in our Annual Report.
(2)    As of January 31, 2022, Mr. Abbosh held RSUs for 15,380 shares of our Class A common stock that represent the unvested portion of the RSUs awarded to him in connection with his appointment to the Board in July 2021. The RSUs will vest as to 1/2 of the remaining shares underlying the award on each of July 21, 2022 and July 21, 2023, subject to continued service through each vesting date. Mr. Abbosh held RSUs for an additional 10,115 shares of our Class A common stock that were granted to him on the date of our annual meeting in June 2021. These RSUs will fully vest on June 21, 2022, subject to continued service through the vesting date.
(3)    As of January 31, 2022, Ms. Bond held RSUs for 15,380 shares of our Class A common stock that represent the unvested portion of the RSUs awarded to her in connection to her appointment to the Board in July 2021. The RSUs will vest as to 1/2 of the remaining shares underlying the award on each of July 21, 2021 and July 21, 2023, subject to her continued service through each vesting date. Ms. Bond held RSUs for an additional 10,115 shares of our Class A common stock that were granted to her on the date of our annual meeting in June 2021. These RSUs will fully vest on June 21, 2022, subject to continued service through the vesting date.
(4) As of January 31, 2022, Ms. Clayton McDonnell held RSUs for 24,798 shares of our Class A common stock that were awarded in connection with her appointment to the Board. The RSUs will vest as to 1/3 of the total number of shares underlying the award on each of January 13, 2023, January 13, 2024, and January 13, 2025, subject to continued service through each vesting date.
(5)    As of January 31, 2022, Mr. Goldman held RSUs for 10,115 shares of our Class A common stock and options to purchase 75,000 shares of Class B common stock that were granted to him on the date of our annual meeting in June 2021. The RSUs will fully vest on June 21, 2022, subject to continued service through the vesting date. The stock option is fully vested. For Mr. Goldman's other holdings, please see footnote 10 to the table under “Security Ownership of Certain Beneficial Owners and Management” below. For fiscal 2022, Mr. Goldman elected to receive the fees he earned in the column "Fees Earned or Paid in Cash" in RSUs in lieu of cash. The RSU award for 3,511 shares of our Class A common stock vested quarterly with the award being fully vested on December 31, 2021.
(6)    As of January 31, 2022, Ms. Shenkan held RSUs for 24,798 shares of our Class A common stock that were awarded in connection with her appointment to the Board. The RSUs will vest as to 1/3 of the total number of shares underlying the award on each of January 13, 2023, January 13, 2024, and January 13, 2025, subject to continued service through each vesting date.
(7) As of January 31, 2022, Mr. Haley held RSUs for 10,115 shares of our Class A common stock that were granted to him on the date of our annual meeting in June 2021. The RSUs will fully vest on June 21, 2022, subject to continued service through the vesting date.
(8) Mr. Pressman waived all cash and equity compensation payable to him for his service on our Board of Directors during fiscal 2022.
(9) As of January 31, 2022, Ms. Yesil held RSUs for 10,115 shares of our Class A common stock that were granted to her on the date of our annual meeting in June 2021. The RSUs will fully vest on June 21, 2022, subject to continued service through the vesting date.

Our Board of Directors recommends that you vote “FOR ALL” nominees in the election of Class I directors

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for our fiscal year ending January 31, 2023 (fiscal 2023). KPMG LLP has audited our financial statements since 2011.
Our Audit Committee recommends that stockholders vote for ratification of its selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023, which ratification requires the affirmative vote of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and voting “FOR” or “AGAINST” the matter. In the event that KPMG LLP is not ratified by our stockholders, the Audit Committee will review its future selection of KPMG LLP as our independent registered public accounting firm.
Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting, if they desire to do so, and to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, KPMG LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, KPMG LLP provided various other services during the fiscal years ended January 31, 2021 and 2022. Our Audit Committee has determined that KPMG LLP’s provision of these services, which are described below, does not impair KPMG LLP's independence from us. During the fiscal years ended January 31, 2021 and 2022, fees for services provided by KPMG LLP were as follows:

	FY2021	FY2022
Audit fees(1)	$2,006,000	$2,345,000
Audit-related fees(2)	83,000	33,600
Tax fees(3)	27,700	7,800
Other fees(4)	1,780	1,780
Total fees	$2,118,480	$2,388,180
_____________________

(1)    “Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; consents and assistance with and review of documents filed with the SEC and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
(2)    “Audit-related fees” include fees for comfort letters, assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category also includes fees related to statutory audits required by non-U.S. jurisdictions.
(3)    “Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and tax audits, and assistance with preparing international tax returns.
(4)    “Other fees” include fees for services other than the services reported in audit fees, audit-related fees, and tax fees. These fees relate to our subscription to KPMG LLP’s accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. In addition, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services up to $50,000 per service matter or project, subject to ratification by the Audit Committee at its next regularly scheduled quarterly meeting following such approval. Services that require pre-approval include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2023

PROPOSAL NO. 3:

NON-BINDING ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. The non-binding advisory vote on the compensation of our Named Executive Officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and voting “FOR” or “AGAINST” on the matter.

Stockholders are urged to read the “Executive Compensation” section of the Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our Named Executive Officers. Our Compensation Committee and Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting.

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Our Board of Directors recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers

EXECUTIVE OFFICERS
The following sets forth certain information regarding our current executive officers as of April 30, 2022:

Name	Age	Position(s)
Tien Tzuo	54	Chairman of the Board of Directors and Chief Executive Officer
Todd E. McElhatton	55	Chief Financial Officer
Andrew M. Cohen	57	Chief Legal Officer and Corporate Secretary
Sridhar N. Srinivasan	50	Chief Product and Engineering Officer
Robert J. E. Traube	55	President and Chief Revenue Officer

Tien Tzuo's biography is set forth in the section titled “Proposal 1: Election of Directors” above.
Todd E. McElhatton has served as our Chief Financial Officer since June 2020. Prior to joining us, Mr. McElhatton served as the Senior Vice President and Chief Financial Officer, Cloud Business Group, at SAP SE, a multinational software company, from June 2018 to June 2020, and as Senior Vice President and Chief Financial Officer of SAP North America from February 2017 to June 2018. Prior to that, he served as Vice President and Chief Financial Officer, Hybrid Cloud Business, at VMware, Inc., a virtualization and cloud infrastructure solutions company, from August 2014 to February 2017. Previously, he held senior positions at Oracle Corporation and Hewlett Packard. Mr. McElhatton holds a B.A. in Business Administration from Southern Methodist University and an M.B.A. from the University of Tennessee.

Andrew M. Cohen has served as our Chief Legal Officer and Corporate Secretary since February 2022. Prior to joining us, Mr. Cohen was Chief Legal Officer and a Founder at Geometer LLC from February 2020 to February 2022. From April 2013 to December 2019, Mr. Cohen served as Senior Vice President, General Counsel and Corporate Secretary of Pivotal Software, Inc. Prior to that, Mr. Cohen served as Vice President and Assistant General Counsel of EMC Corporation from August 1998 to March 2013. Mr. Cohen has also served on the board of Bay Area Legal Aid since May 2019. Mr. Cohen holds a B.A. from Cornell University and a J.D. from University of Michigan.

Sridhar N. Srinivasan has served as our Chief Product and Engineering Officer since January 2021. Prior to joining us, Mr. Srinivasan served as Senior Vice President and General Manager, Team Collaboration Group at Cisco Systems, Inc., a networking and telecommunications company, from October 2018 to December 2020 and as Vice President and General Manager, from March 2018 to October 2018. From June 2005 to February 2018, he held several senior engineering and leadership positions at Microsoft Corporation, a multinational technology company, including serving as Chief Technology Officer, Microsoft Dynamics 365 from December 2017 to February 2018, General Manager, Microsoft Dynamics 365 Enterprise Apps from July 2016 to December 2017, and General Manager, Microsoft Dynamics Cloud Platform from October 2013 to June 2016. Mr. Srinivasan holds a B.S. in Computer Science from the Birla Institute of Technology.

Robert J. E. Traube has served as our Chief Revenue Officer since October 2019, and President since February 2022. Prior to joining us, Mr. Traube served as Vice President, Strategic and Vertical Accounts, North America at Adobe Inc., a computer software company, from December 2012 to October 2019, and as its Vice President, Industry Strategy and Marketing, Digital Marketing from January 2010 to November 2012. Previously, he held executive sales positions at Mercado Software and Omniture, Inc., and served in a senior business development role at ClickSoftware Technologies Ltd. Mr. Traube holds a B.Eng. in Production Engineering from the University of Nottingham and an M.B.A. from Cass Business School at City, University of London.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview

This Compensation Discussion and Analysis (CD&A) describes the philosophy, objectives, and structure of our compensation program for our “named executive officers” (referred to in this Proxy Statement as “Named Executive Officers” or “NEOs”) for fiscal 2022. This CD&A is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.

For fiscal 2022, our Named Executive Officers were:

Name	Position
Tien Tzuo	Chairman of the Board of Directors and Chief Executive Officer
Todd McElhatton	Chief Financial Officer
Sridhar N. Srinivasan	Chief Product and Engineering Officer
Robert J. E. Traube	President and Chief Revenue Officer
Jennifer Pileggi(1)	Former Senior Vice President, General Counsel & Corporate Secretary
(1) Ms. Pileggi retired as our Senior Vice President, General Counsel and Corporate Secretary on February 11, 2022, and thereafter served as an advisor to Zuora through May 1, 2022. She is currently serving as a consultant to Zuora through July 31, 2022.

Executive Summary

Our compensation program is designed with the goal of paying for performance by aligning the compensation of our NEOs with their performance and the performance of Zuora.

Fiscal 2022 Financial Performance Highlights

During fiscal 2022, Zuora achieved several financial-related milestones, including achieving record revenues, despite the challenges resulting from the lingering effects of the COVID-19 pandemic. Following are certain financial highlights from fiscal 2022:
•Total revenue grew 14% year-over-year to $346.7 million and subscription revenue grew 19% year-over-year to $287.7 million, reflecting our acquisition of new customers and increased transaction volume and sales of new products to our existing customers.
•Customer transaction volume processed through Zuora's Billing platform increased by 32% year-over-year to $75.1 billion.
•We grew our business to 747 customers with annual contract value (ACV) exceeding $100,000 as of the end of fiscal 2022, representing 11% year-over-year growth.
•Dollar-based Retention Rate (DBRR) increased to 110% as of end of fiscal 2022, compared to 100% as of end of fiscal 2021.
•Annual Recurring Revenue (ARR) Growth increased to 20% as of end of fiscal 2022, compared to 12% as of end of fiscal 2021.
•We acquired the intellectual property assets of ModernAIze, Inc. (dba Live Objects), a business process platform that uses AI to help companies understand, visualize and optimize complex business processes spanning across systems (May 2021).
Please refer to our Annual Report for additional financial information, including information on how we calculate ACV, DBRR and ARR Growth.

Fiscal 2022 Executive Compensation Highlights

Our Compensation Committee has structured our executive compensation program with the goal of ensuring that our Named Executive Officers are compensated in a manner consistent with competitive pay practices and aligned with stockholder interests. Our overall compensation program consists of three components: base salary, cash incentive bonus, and long-term equity incentive compensation. Following are highlights of key compensation actions that were taken with respect to our Named Executive Officers for fiscal 2022:

•Base Salaries. Although we did not provide merit-based increases to our Named Executive Officers in fiscal 2021 due to the uncertainty resulting from the COVID-19 pandemic, our Compensation Committee increased the base salaries of three of our NEOs in fiscal 2022 to bring their base salaries to approximately the 50th percentile of our compensation peer group, including Mr. Tzuo's base salary that had been below the 50th percentile for several years. These increases were consistent with our intended approach to provide competitive compensation in line with our peers.

•Cash Incentive Targets and Bonuses. For fiscal 2022, our Compensation Committee made the determination to maintain the same annual cash incentive targets as a percentage of base salary for our Named Executive Officers that had been in place for fiscal 2021, except for Mr. Tzuo, whose annual cash incentive target increased from 60% to 100% of his annual base salary in order to align his target bonus with that of our peers. As a result of achievement of our fiscal 2022 metrics, the actual cash incentive compensation payments made to our Named Executive Officers for fiscal 2022 represented 106.2% of their target cash bonus opportunities.

•Long-Term Equity Incentive Compensation. Our Named Executive Officers were granted long-term incentive compensation in fiscal 2022 in the form of RSUs, and for Mr. Tzuo, also options to purchase shares of our Class A common stock. RSU grants serve to align the interests of management and our stockholders and act as an important retention mechanism, and stock option grants promote the achievement of long-term share price growth. The RSUs and options vest over four years, provided the executive continues to provide services to Zuora through each vesting date. In determining the size of the equity awards granted to our executive officers, the Compensation Committee took into consideration the recommendations of our CEO (except with respect to his own equity award) and other factors, including the comparative awards granted to similar positions at our peer companies, the performance and expected performance of the executive officer, and the existing equity holdings of each executive officer.

•Executive Management Transitions. On February 11, 2022, Ms. Pileggi retired as Zuora's Senior Vice President, General Counsel and Secretary and provided transition services from that date until May 1, 2022. Ms. Pileggi is currently providing consulting services to Zuora through July 31, 2022. For more information, see “Offer Letters and Employee Agreements” below.

Pay-for-Performance Alignment
We believe our executive compensation program is reasonable and competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining a talented leadership team and to appropriately reward them for their contributions to the business. To ensure our executive officers’ interests are aligned with those of our stockholders, a significant portion of their target total direct cash compensation opportunity each year is “at-risk” and will vary above or below target levels commensurate with our corporate and financial performance. In addition, for fiscal 2022, our Named Executive Officers received a substantial amount of equity compensation in the form of RSUs and, for our CEO, options that further strengthen their long-term alignment with the interests of our stockholders. On March 1, 2023 (fiscal 2023), our Compensation Committee granted our executive officers for the first time performance-based restricted stock units (PSUs) that will be earned and vest only if Zuora achieves specific corporate metrics.

We emphasize at-risk compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results tied to pre-established goals. In addition, our variable programs provide the opportunity for more significant rewards for exceeding these goals, through our cash bonus plan as well as equity awards. The following charts show the percentages of target variable pay versus target fixed pay for our Chief Executive Officer and our other Named Executive Officers in fiscal 2022:

Chief Executive Officer Target Pay Mix for Fiscal 2022

Base Salary 7%
Annual Incentive Bonus: 7%
Long-Term Equity Incentive Compensation: 86%
Base Salary
Annual Incentive Bonus
Long-Term Equity Incentive Compensation

All Other Named Executive Officers Average Target Pay Mix for Fiscal 2022

Base Salary: 9.3%
Annual Incentive Bonus: 7.0%
Long-Term Equity Incentive Compensation: 83.6%
Base Salary
Annual Incentive Bonus
Long-Term Equity Incentive Compensation

The percentages in the charts above represent the target compensation for our CEO and the average target compensation for our other Named Executive Officers for fiscal 2022. Long-term equity incentive compensation represents the ASC 718 value that is set forth in the Summary Compensation Table below.

Governance Policies and Practices

Our Compensation Committee maintains several policies and practices that assist in oversight of our executive compensation program. In addition, the Compensation Committee evaluates our executive compensation program on at least an annual basis to ensure that it is consistent with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent.

The following summarizes our executive compensation and related policies and practices:

What we do	What we don’t do
☑ Maintain an Independent Compensation Committee. Our Compensation Committee is composed solely of independent directors who determine our executive compensation strategy.

☑ Maintain an Independent Compensation Committee Advisor. The Compensation Committee engages and retains its own advisors. During fiscal 2022, the Compensation Committee engaged Compensia to assist with its responsibilities.

☑ Conduct Annual Compensation Review. The Compensation Committee conducts an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

☑ Perform Annual Compensation-Related Risk Assessment. We conduct an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking, and do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on us.

☑ Pay-for-Performance Philosophy. Our cash incentive compensation program for executives is based on our achievement of performance metrics. Our long-term equity compensation program incentivizes corporate performance. In fiscal 2023, our executive officers were granted, for the first time, PSUs that are earned and vest only upon achievement of certain corporate financial metrics.

☑ Emphasize Long-Term Equity Compensation. The Compensation Committee uses equity awards primarily with multi-year vesting requirements to deliver long-term incentive compensation opportunities to our executive officers, including our Named Executive Officers, that aligns their interests directly with our stockholders.

☑ Maintain Stock Ownership Guidelines. We maintain stock ownership guidelines for the members of our Board of Directors and executive officers, including our Named Executive Officers, which requires each of them to own a specified amount of our common stock, by the later of August 2024 or within five years of becoming a director or executive officer.

☑ Maximum Payout Cap. Our fiscal 2022 Bonus Plan contains maximum payout caps to avoid excessive incentive compensation payments to our NEOs.

☑ Limit on Non-Employee Director Awards. We use automatic annual RSU awards to non-employee directors based on a fixed dollar value, as well as a maximum annual total compensation limit for our non-employee directors of $650,000 (or $900,000 in their initial year as a member of our Board of Directors).

☒ No Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements with our Named Executive Officers that are different from or in addition to those offered to our other employees.

☒ No Excise Tax “Gross-Ups” or Payments. We do not provide any “gross-ups” or tax payments that our employees might owe as a result of the application of Sections 280G or 4999 of the Tax Code.

☒ No Special Welfare or Health Benefits. While our Named Executive Officers participate in broad-based company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees, we do not provide them with any special welfare or health benefits.

☒ Do Not Permit Hedging or Short Sales. We prohibit employees, including our executive officers, and the non-employee members of our board of directors from engaging in certain transactions or arrangements that are intended to increase in value based on a decrease in value of Zuora securities, such as short sales or put options.

☒ Do Not Permit Pledging. We prohibit our executive officers and the non-employee members of our Board of Directors from holding our securities in a margin account or pledging our securities as collateral for a loan, unless it can be demonstrated that the pledgee has the financial capacity to repay the loan without resort to pledged securities, subject to approval by our compliance officer.

☒ No “Single-Trigger” Change in Control Arrangements. The post-employment compensation arrangements for our executive officers, including our NEOs, do not provide for single-trigger accelerated vesting upon a change in control.

☒ No Excessive Perks. We generally do not provide any executive-specific perquisites to our NEOs.

Compensation Philosophy and Guiding Principles

We have designed our executive compensation program to reward our executive officers, including our Named Executive Officers, at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly-competitive, technology-oriented environments in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, annual cash bonus opportunities, and long-term incentive equity awards that are earned over a multi-year period, enable us to attract top talent, motivate successful short-term and long-term performance, satisfy our retention objectives, and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.

The Compensation Committee annually reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In designing and implementing the various elements of our executive compensation program, the Compensation Committee considers market and industry practices. While the Compensation Committee considers a multitude of factors in its deliberations, it places no formal weighting on any one factor.

As we continue to grow, the Compensation Committee will evaluate our compensation philosophy and program objectives as circumstances require. At a minimum, we expect the Compensation Committee to review executive compensation annually.

Say-on-Pay Vote Results
At our annual meeting of stockholders in June 2021, our stockholders had the opportunity to cast an annual advisory vote on the compensation of our Named Executive Officers (commonly known as a “say-on-pay” vote). Approximately 97% of the votes cast on the proposal approved, on an advisory basis, the compensation of our Named Executive Officers as disclosed in last year's proxy statement. Although the vote is non-binding, our Compensation Committee considers the results of the say-on-pay vote when making compensation decisions, allowing our stockholders to provide input on our compensation philosophy, policies and practices. The Compensation Committee believes that our voting results reflect the company's efforts to properly align pay with performance while also aligning management and stockholder interests. Consequently, our Compensation Committee did not make any significant changes to our executive compensation policies and practices based on its review of the 2021 say-on-pay voting results. We value the opinions of our stockholders, and our Compensation Committee and Board of Directors will continue to consider the outcome of future advisory votes, including the say-on-pay vote which will take place at the Annual Meeting, when making compensation decisions for the named executive officers.

Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee, among its other responsibilities, establishes our overall compensation philosophy and reviews and approves our executive compensation program, including the specific compensation of our executive officers, including our Named Executive Officers, except for our CEO, for whom the Compensation Committee makes recommendations to the Board and the Board makes the final determination of the CEO's compensation. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers. The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted.

While the Compensation Committee determines our overall compensation philosophy and approves the compensation of our executive officers, it relies on its independent compensation consultant, Compensia, and legal counsel, as well as our CEO, our Chief Human Resources Officer (CHRO), and our executive compensation staff to formulate recommendations with respect to specific compensation actions. The Compensation Committee makes all final decisions regarding compensation levels and design, including base salaries, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards, for our Named Executive Officers, except for our CEO. For our CEO, the Compensation Committee provides a recommendation to the Board of Directors and the Board makes the final determination of the CEO’s compensation. The Compensation Committee meets on a regularly-scheduled basis and at other times as needed. The Compensation Committee periodically reviews compensation matters, including those pertaining to our CEO, with our Board of Directors.

At the beginning of each fiscal year, the Compensation Committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions, and decisions (i) are properly coordinated, (ii) are aligned with our values and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes, (v) are competitive with the compensation of executives in comparable positions at our peer companies, and (vi) align the interests of our executive officers with our stockholders. Following this assessment, the Compensation Committee makes any necessary or appropriate modifications to our existing plans and arrangements or adopts new plans or arrangements.

The Compensation Committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the Compensation Committee reviews market trends and changes in competitive compensation practices, as described below. Based on its review and assessment, the Compensation Committee determines changes to our executive compensation program and, from time to time, recommends changes in our executive compensation program to our Board of Directors.

The factors considered by the Compensation Committee in determining the compensation of our executive officers, including our Named Executive Officers, for fiscal 2022 included:
•the recommendations of our CEO (except with respect to his own compensation);
•our corporate growth and other elements of financial performance;
•our corporate achievements against one or more short-term and long-term performance objectives;
•the need to retain executives for competitive purposes;
•a review of the relevant competitive market analysis prepared by its independent compensation consultants and advisors;
•the expected future contribution of the individual executive officer;
•the financial and economic uncertainty presented by the COVID-19 pandemic;
•historical compensation awards we have made to our executive officers; and
•internal pay equity based on the impact on our business and performance.

The Compensation Committee did not weigh these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of the Compensation Committee considered this information in light of their individual experience, knowledge of our company, knowledge of each executive officer, knowledge of the competitive market, and business judgment in making their decisions regarding executive compensation and our executive compensation program.

As part of this process, the Compensation Committee also evaluates the performance of our CEO each year and makes a recommendation to the Board of Directors for his base salary adjustments, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentives in the form of equity awards. The Board of Directors makes the final determination and approval of our CEO’s compensation.

Role of our CEO
Our CEO works closely with our CHRO and the Compensation Committee in determining the compensation of our other executive officers, including the other Named Executive Officers. Typically, our CEO works with our CHRO and the Compensation Committee to recommend the structure of the annual bonus plan, and to identify and develop corporate performance objectives for such plan, and to evaluate actual performance against the selected measures. Our CEO also makes recommendations to the Compensation Committee as described in the following paragraph and is involved in the determination of compensation for the respective executive officers who report to him.

At the beginning of each year, our CEO reviews the performance of our other executive officers, including the other Named Executive Officers, for the previous year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation. Using his subjective evaluation of each executive officer’s performance and taking into consideration historical compensation awards to our executive officers and our corporate performance during the preceding year, our CEO provides recommendations to the Compensation Committee on various compensation matters for the other Named Executive Officers, including on base salary adjustments, target annual cash incentive bonus percentages, actual bonus payments, and long-term incentives in the form of equity awards. The Compensation Committee then reviews these recommendations and considers the other factors described above, including market data, analysis and recommendations provided by Compensia, and makes decisions as to the target total direct compensation of each executive officer (other than our CEO).

While the Compensation Committee considers our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to the compensation of our executive officers. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount of each element for our executive officers. Moreover, no executive officer participates in the determination of the amounts or elements of his or her own compensation.

Role of Independent Compensation Consultant
For fiscal 2022, our Compensation Committee continued to retain the services of Compensia as its independent compensation consultant due to Compensia's extensive analytical and compensation expertise in the software and services industry. In this capacity, Compensia has advised the Compensation Committee on compensation matters related to our executive and director compensation programs. In 2021, Compensia assisted the Compensation Committee with, among other things:

•executive and non-employee director market pay analysis;
•reviewing and recommending changes to our compensation peer group;
•providing advice with respect to compensation best practices and market trends for executive and directors;
•development and refinement, including through the provision and use of relevant survey data, of executive and employee pay programs and governance practices;
•conducting an analysis of our CEO pay ratio for disclosure in this Proxy Statement;
•reviewing this Compensation Discussion and Analysis and other disclosures in this Proxy Statement; and
•providing ad hoc advice and support throughout the year.

The Compensation Committee has the sole authority to engage and terminate Compensia's services, as well as to approve its compensation and services rendered. Compensia makes recommendations to the Compensation Committee but has no authority to make compensation decisions on behalf of the Compensation Committee or Zuora.

Compensia reports to the Compensation Committee and has direct access to the Compensation Committee members including the committee chair. Representatives of Compensia attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. Compensia periodically meets with members of management, including our CEO and members of our executive compensation staff, for purposes of gathering information and advising on proposals that management may make to the Compensation Committee.

The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable listing standards of the New York Stock Exchange, and has concluded that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.

Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies in the software and services industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each named executive officer’s specific expertise and experience.

In fiscal 2022, as in prior years, the Compensation Committee believed referencing market data provided by Compensia, along with other factors, was important when setting total compensation for our named executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success. However, while referencing the peer group compensation levels is helpful in determining market-competitive compensation for our named executive officers, the Compensation Committee does not directly tie any pay elements to particular benchmarks within the peer group; rather, peer data is used as a market-check analysis and is just one factor considered in the annual compensation approval process. Other important considerations include employee knowledge, skills and experience; individual performance; scope of responsibilities; and any retention concerns.

The Compensation Committee reviews our peer group and the target criteria for selecting such peer group at least annually and makes adjustments as it believes are necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the compensation peer group. The Compensation Committee uses the target criteria as a guide in considering the similarity of a company in terms of industry and financial characteristics, but does not strictly adhere to such criteria in selecting the peer group, and may take into account other considerations including companies against which we may compete in hiring key talent.

Fiscal 2022 Peer Group

In September 2020 (fiscal 2021), the Compensation Committee, with the assistance of Compensia, approved of the following target criteria for determining the composition of our peer group for purposes of evaluating the compensation of our named executive officers for fiscal 2022.

•Revenue: ~$114 million to ~$715 million
•Market capitalization: ~$340 million to ~$5.5 billion
•Industry: software-as-a-service business model with a focus on enterprise software
•Location: public companies headquartered in the United States, with a preference for companies headquartered on the West Coast or in the San Francisco Bay Area

The following 20 companies were selected by the Compensation Committee as the defined peer group for purposes of fiscal 2022 executive compensation decisions:

Fiscal 2022 Peer Group Companies
Alteryx	DocuSign	SPS Commerce
AppFolio	Domo	Upland Software
BlackLine	Five9	Varonis Systems
Box	Momentive Global (fka Survey Monkey)	Workiva
Cloudera	New Relic	Yext
Cornerstone OnDemand	Q2 Holdings	Zendesk
Coupa Software	Smartsheet
The companies in this compensation peer group were the same companies as in our peer group for fiscal 2021, except that Carbon Black and Instructure were removed as those companies had been acquired. Although not every company in our fiscal 2022 peer group met each of the target criteria approved for fiscal 2022, the peer group was selected on the basis of their similarity to us in terms of industry and financial characteristics as well as being competitors for key talent.

Compensation Elements

In fiscal 2022, the three primary elements of our executive compensation program were: (1) base salary, (2) cash incentive bonus, and (3) long-term equity incentive awards as described below:

Compensation Element	What this Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, expected future performance and contributions	Provides competitive level of fixed compensation determined by the market value of the position, with actual base salaries established based on the facts and circumstances of each executive officer and each individual position
Annual cash bonuses	Achievement of pre-established corporate objectives for fiscal 2022	Motivate executive officers to achieve or exceed our corporate and financial short-term goals that are aligned with stockholders' interests
Long-term equity incentives	Achievement of corporate objectives designed to enhance long-term stockholder value and attract, retain, motivate, and reward executive officers over extended periods for achieving important corporate objectives	Equity awards that vest over four years and provide a variable “at risk” pay opportunity. Because the ultimate value of these equity awards is directly related to the market price of our common stock, and the awards are only earned over an extended period of time subject to vesting, they serve to focus management on the creation and maintenance of long-term stockholder value

Our executive officers also participate in the standard employee benefit plans available to most of our employees. In addition, our executive officers are eligible for modest post-employment (severance and change in control) payments and benefits under certain circumstances.

Each of these compensation elements is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our executive officers, including our Named Executive Officers, in fiscal 2022 under each of these elements.

Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program so that we can attract and retain a stable management team. Base salaries for our executive officers are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team.

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, and the base salaries of our other executive officers.

Thereafter, the Compensation Committee reviews the base salaries of our executive officers, including our Named Executive Officers, annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

In fiscal 2022, the Compensation Committee reviewed the base salaries of our executive officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above and considering that the base salaries of our CEO and executive management team were not increased in fiscal 2021 as a prudent cost-saving measure given the uncertainties in economic and market conditions at that time due to the COVID-19 pandemic. Consistent with our intended approach to provide compensation competitive with peer group companies, the annual base salaries of three of our Named Executive Officers (Messrs. Tzuo and Traube, and Ms. Pileggi) were increased in February 2021 and the base salaries for two of our Named Executive Officers (Messrs. McElhatton and Srinivasan) remained the same. With these increases, the annual base salaries of our Named Executive Officers were set at approximately the 50th percentile of our compensation peer group companies. Mr. Tzuo's base salary was increased more significantly, because his base salary had remained below the 50th percentile for several years. Following this review, the Compensation Committee set the base salaries of our executive officers at levels that it believed were appropriate to maintain their competitiveness. The base salaries of our Named Executive Officers for fiscal 2022 were as follows:

Base Salaries for Fiscal 2022 vs. Fiscal 2021
Name	Fiscal 2021 Base Salary	Fiscal 2022 Base Salary	Percentage Increase
Mr. Tzuo	$365,000	$500,000	37.0%
Mr. McElhatton	$400,000	$400,000	—%
Mr. Srinivasan(1)	$400,000	$400,000	—%
Mr. Traube	$375,000	$400,000	6.7%
Ms. Pileggi	$325,000	$400,000	23.1%
(1) Mr. Srinivasan joined Zuora on January 19, 2021, and was not a named executive officer in fiscal 2021. The amount set forth for fiscal 2021 reflects his starting annual base salary as set forth in his offer letter.
The actual base salaries earned by our Named Executive Officers in fiscal 2022 are set forth in the Summary Compensation Table below.

Cash Incentive Plan
We use annual bonuses to motivate our executive officers, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us deliver a competitive total direct compensation opportunity to our executive officers. Annual cash bonuses are entirely performance-based, are not guaranteed, and may vary materially from year-to-year.
In February 2021, our Compensation Committee reviewed and approved the terms and conditions of our Cash Incentive Plan that provides the framework for establishing bonus plans each fiscal year for selected employees, including our Named Executive Officers. The Compensation Committee administers the Cash Incentive Plan and may delegate its administrative authority to our CHRO and Chief Financial Officer (together referred to as the “Executive Administrators”) for all employees, except for our executive officers and other members of Zuora’s executive management team (Ecomm Members).
The Compensation Committee has the sole discretion to determine with respect to executive officers and/or Ecomm Members: (a) the performance goals applicable to executive officers under the Cash Incentive Plan, which may include objective measures, subjective measures and any other measures determined by the Compensation Committee, including measures related to our company or the participant, and (b) the performance period applicable for goals under the Cash Incentive Plan, which performance periods may be different for different goals and that may be more or less than a fiscal year, e.g., quarterly or semi-annual performance periods.
The Compensation Committee and, as applicable, the Executive Administrators have the authority to determine the individual amounts paid to participants under the Cash Incentive Plan, including pro-rating payments for participants who were eligible during only a portion of a performance period. Any and all amounts owing to participants are earned on the date of payment and not sooner, and any employee who terminates employment with us before the date a payout is made under the Cash Incentive Plan, whether termination is voluntary or involuntary, will not earn any such cash incentive amount unless otherwise determined by the Compensation Committee or Executive Administrators, as applicable.
Fiscal 2022 Bonus Plan
Under the Cash Incentive Plan, the Compensation Committee approved the fiscal 2022 bonus plan (Fiscal 2022 Bonus Plan), which included approving the target bonus percentages for each of our Ecomm Members, including our Named Executive Officers, and the performance metrics for semi-annual incentive bonus payouts during fiscal 2022. The Board, upon the Compensation Committee’s recommendation, approved for our CEO the target bonus percentage and the performance metrics for his semi-annual incentive bonus payouts during fiscal 2022, which were the same as the metrics for the other NEOs.
Fiscal 2022 Target Bonus Percentages for NEOs
For fiscal 2022, the Compensation Committee, after consulting with Compensia and reviewing comparative data of the percentages of pay that is at risk for various officers at companies in our compensation peer group, approved the following annual cash bonus target opportunities for each of our Named Executive Officers under the Fiscal 2022 Bonus Plan, expressed as a percentage of his or her annual base salary:

Target Bonus Percentages for Fiscal 2022 vs. Fiscal 2021
Name	Target Annual Cash Bonus Opportunity		Fiscal 2022 Target Annual Cash Bonus Opportunity ($)(1)
	2021	2022
Mr. Tzuo	60%	100%	$500,000
Mr. McElhatton	75%	75%	$300,000
Mr. Srinivasan	75%	75%	$300,000
Mr. Traube	100%	100%	$400,000
Ms. Pileggi	50%	50%	$200,000
(1) The fiscal 2022 target annual cash bonus opportunities reflect increases to the base salaries of Messrs. Tzuo and Traube and Ms. Pileggi effective on February 1, 2021.

Fiscal 2022 Performance Metrics

In February 2021, the Compensation Committee selected Subscription Revenue and recurring profit margin (Profit Margin) as the performance metrics for our Fiscal 2022 Bonus Plan. The Compensation Committee chose these metrics because it believed they appropriately aligned management’s focus on corporate performance during fiscal 2022 which was in the best interests of our stockholders. Our Compensation Committee chose the Subscription Revenue and Profit Margin measures because it believed that they are indicators of both top line and bottom line financial performance and stockholder value creation.

The following is a description of the metrics used in the Fiscal 2022 Bonus Plan:
•“Subscription Revenue,” as defined in Zuora’s most recent periodic report on Form 10-K or Form 10-Q filed with the SEC.
•“Profit Margin,” which was based on the percentage difference between subscription revenue and non-GAAP recurring expense. Profit Margin represents the costs we incur to service our existing customer base and run corporate operations. Profit Margin is calculated by subtracting trailing twelve month expenses for each of non-GAAP cost of revenue, research and development and general and administrative expense, less corporate bonuses, from trailing twelve month subscription revenue and dividing this result by the same trailing twelve month subscription revenue.
The relative weightings and fiscal year targets for these metrics for purposes of bonus payouts under the Fiscal 2022 Bonus Plan were as follows:

Fiscal 2022 Performance Metrics

Performance Metric	Percent Weight	Fiscal 2022 Target
Subscription Revenue	70%	$275.6 million
Profit Margin	30%	41.5%

These corporate performance measures were consistent with our past experience, our existing new business pipeline, and our understanding of our current business environment and competitive factors. The target level for each performance measure was intended to require significant effort on the part of our executive officers and, therefore, the targets were set at levels the Compensation Committee believed would be difficult to achieve and for which average or below-average performance would result in smaller or no bonus payments.

In addition, the Compensation Committee set forth the threshold, target and maximum payout percentage amounts for the Fiscal 2022 Bonus Plan, as follows:

Threshold, Target and Maximum Payout Percentages under Fiscal 2022 Bonus Plan

	Threshold		Target		Maximum
Metric	Performance as a % of Target	Payout as a % of Target	Performance as a % of Target	Payout as a % of Target	Performance as a % of Target	Payout as a % of Target
Subscription Revenue	50%	50%	100%	100%	150%	200%
Profit Margin	90%	80%	100%	100%	100%	100%

Subscription Revenue Potential Payout. Payout for Subscription Revenue required achievement of at least 50% of the Subscription Revenue target. For achievement between 50% and 100% of target, the Subscription Revenue component of the fiscal 2022 Bonus Plan would pay out at the percent of achievement. Subscription

Revenue achievement above 100% and up to 150% of target would payout at twice the achievement over 100%. For example, if actual achievement was 115%, the payout would have been 130% and for actual achievement of 117%, the payout would have been 134%. At a Subscription Revenue achievement of 150% of target, the payout for this component as a percent of target would have reached its maximum of 200%.

Profit Margin Potential Payout. Payout for Profit Margin required a minimum achievement of 90% of the applicable Profit Margin target. For achievement between 90% and 100% of target, the Profit Margin component would pay out at 80% of target if the threshold of 90% were achieved, and would increase by 2% for each 1% increase in Profit Margin achievement up to a 100% of target payout. For example, if actual achievement was 95%, the payout would have been 90% for Profit Margin. For achievement at 100% or above of the Profit Margin target, the maximum payout as a percent of target would have been 100%.

First Half Payout Cap. For financial prudence, the Compensation Committee decided that the maximum payout company-wide under the Fiscal 2022 Bonus Plan for the first half of fiscal 2022 would be 40% of annual target bonus amounts. For example, if actual performance achievement in the first half of fiscal 2022 was 90%, then the payout amount would have been 40% of the annual target bonus amount. The final payout for the year included a true up for the cap applied to the first half of fiscal 2022 for each executive officer, including our Named Executive Officers.

The payout amount that each executive officer, including our Named Executive Officers, was eligible to earn under the Fiscal 2022 Bonus Plan was based on our actual achievement with respect to the two performance measures, and actual payouts could have been more or less than the executive officer's target annual cash bonus opportunity (up to a maximum of 170%) depending on whether and to what extent we achieved our corporate performance objectives. The Compensation Committee retained the ability, in its sole discretion, to increase or decrease the amounts actually paid to any executive officer regardless of the actual performance against these measures.

Fiscal 2022 Actual Performance Results and Bonus Decisions

Our actual performance against the applicable target level for each corporate performance measure, as well as the determination of the amount to be received by each Named Executive Officer, were determined by the Compensation Committee after taking into consideration the recommendations of our CEO (other than with respect to his own semi-annual bonuses) and subject to the discretion of the Compensation Committee to adjust any payment based on corporate financial or other considerations.

The following table provides details of the total bonus payments made to our Named Executive Officers during fiscal 2022:

Named Executive Officer	Target Annual Bonus for Fiscal 2022	Total Payout as a Percent of Annual Target Bonus for Fiscal 2022(1)	Actual Bonus Paid for Fiscal 2022
Mr. Tzuo	$500,000	106.2%	$531,000
Mr. McElhatton	$300,000	106.2%	$318,600
Mr. Srinivasan	$300,000	106.2%	$318,600
Mr. Traube	$400,000	106.2%	$424,800
Ms. Pileggi	$200,000	106.2%	$212,400
(1) The percentages in this column represent the aggregate payouts to the respective Named Executive Officer in fiscal 2022, including the true-up at the end of the fiscal year that resulted in payout of some of the amount that was capped with the holdback from the first half of the year.

The actual bonus amounts paid for fiscal 2022 performance as set forth in the table above reflect the aggregate of the semi-annual bonus payouts awarded to each executive during the fiscal year. For the first half of fiscal 2022, the achievement for each of the Subscription Revenue and Profit Margin metrics equaled or exceeded 100% of the target level of performance, resulting in a calculated payout of 104.7% of target. As noted above, the Compensation Committee had established a cap for the first half payment of 40% of the target annual payout. Accordingly, the first half payout was issued at 40% of the target annual payout.

For the full fiscal year 2022, the achievement of Subscription Revenue and Profit Margin both exceeded 100% of the target level of performance. Specifically, Subscription Revenue was 104.4% of target and Profit Margin was 102.9% of target. Based on the weightings of the two metrics, we achieved 106.2% of our annual target under the Fiscal 2022 Bonus Plan. Because our Fiscal 2022 Bonus Plan was an annual plan with a semi-annual pre-payment subject to a cap for the first half payment, the year-end payout included a true up, resulting in the full year payout of 106.2% of the annual target bonus for each executive officer, including our Named Executive Officers.

Long-Term Equity Incentive Compensation
Our Compensation Committee grants long-term incentive compensation in the form of equity awards to motivate our Named Executive Officers, attract key talent, and align their interests with that of our stockholders. In fiscal 2022, our Compensation Committee awarded RSUs to our Named Executive Officers and also granted stock options to our CEO.

In determining the size of the equity awards granted to our executive officers the Compensation Committee generally takes into consideration the recommendations of our CEO (except with respect to his own equity award) and other factors, including the comparative awards granted to similar positions at our peer companies, the performance and expected performance of the executive officer, and the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives, overall market data, and information provided by our compensation consultant, Compensia. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.

After considering these factors, the Compensation Committee awarded equity to our Named Executive Officers during fiscal 2022 as set forth in the table below:

Long-Term Equity Awards Granted during Fiscal 2022
Named Executive Officer	Stock Options (number of shares)	Restricted Stock Unit Awards (number of shares)	Aggregate Grant Date Fair Value of Equity Awards(1)
Mr. Tzuo	500,000	200,000	$6,393,000
Mr. McElhatton	—	300,000	$4,698,000
Mr. Srinivasan(2)	—	120,000	$2,097,600
Mr. Traube	—	300,000	$4,698,000
Ms. Pileggi	—	180,000	$2,818,800
(1) The amounts reported in this column represent the aggregate grant date fair value of RSU awards and option grants for Class A common stock made in fiscal 2022, as computed in accordance with FASB ASC 718. These amounts reflect the accounting cost for these RSUs and options and do not represent the actual economic value that may be realized by the executive officer. For more information on each equity award, including the respective vesting schedule, please see the table “Grants of Plan-Based Awards for Fiscal 2022” below.
(2) The RSU award for Mr. Srinivasan listed in this table is in addition to the new hire equity awards that he received upon joining Zuora on January 19, 2021 (end of fiscal 2021). For more information on his outstanding equity grants as of January 31, 2022, including his new hire equity awards, please see "Compensation Tables — Outstanding Equity Awards at Fiscal Year-End Table" below.

401(k) Plan, ESPP, Welfare, and Health Benefits

We maintain a 401(k) plan for the benefit of our eligible employees. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (Code), and contains a cash or deferred arrangement governed by Section 401(k) of the Code, so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of any contributions under the 401(k) plan that may be designated as after-tax Roth contributions). Under the 401(k) plan, participating employees may defer 100% of their eligible earnings up to the Code’s annual contribution limit. With certain exceptions, all full-time employees who are over the age of 21 are eligible to participate in the 401(k) plan immediately. The 401(k) plan does not permit investment of participant contributions or employer contributions in our Class A common stock. Employer contributions under the 401(k) plan are discretionary. During the plan year that ended on January 31, 2022, our 401(k) plan was amended to provide a one-time, fully vested employer discretionary contribution to all eligible participants actively employed on July 19, 2021. Under the terms of this amendment, any future employer discretionary contributions would also be fully vested when made. Future discretionary matching contributions would vest over a 6 year period.

We also offer our employees, including our eligible executive officers, the opportunity to purchase shares of our Class A common stock at a discount under our Employee Stock Purchase Plan (ESPP). Pursuant to the ESPP, all eligible employees, including our Named Executive Officers, may allocate up to 15% of their base salary to purchase shares of our Class A common stock, subject to specified limits. The purchase price of the shares will be 85% of the lower of the fair market value of our Class A common stock on the first day of an offering or on the date of purchase.

In addition, we provide other benefits to our executive officers, including our Named Executive Officers, on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our executive officers.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based on regular monitoring of applicable laws and practices, the competitive market and our employees' needs.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Pension Benefits

Other than with respect to our 401(k) plan, our U.S. employees, including our Named Executive Officers, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

Nonqualified Deferred Compensation

During fiscal 2022, our U.S. employees, including our Named Executive Officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Other Compensation Policies
Stock Ownership Policy
We believe that stock ownership by our executive officers, including our Named Executive Officers, is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. In August 2019, the Compensation Committee adopted a stock ownership policy that requires our executive officers and non-employee Board members who receive an annual cash base retainer to own a minimum number of shares of our common stock, treating shares of our Class A and Class B common stock equally. These ownership levels are intended to create a clear standard that ties a portion of these individuals’ net worth to the performance of our stock price. While the Compensation Committee retains discretion to make exceptions to the stock ownership guidelines, persons covered under the policy are required to meet the minimum ownership levels in the chart below by August 2024 or, if later, within five years of first becoming an executive officer or non-employee Board member:

Position	Minimum Required Level of Stock Ownership
Chief Executive Officer	3X annual base salary
Other Executive Officers	1X annual base salary
Non-employee members of our Board of Directors(1)	3X annual cash base retainer for Board service
(1) Only non-employee Board members who receive an annual cash base retainer are required to satisfy the minimum required level of stock ownership. Non-employee Board members who have waived their annual cash base retainer for their Board service during a fiscal year are not subject to meeting the stock ownership requirement above. The ownership requirement applies only to the annual cash base retainer and excludes any additional cash retainer paid as a result of service as a Board chairperson, lead independent director, committee chair or committee member or meeting fees (if any).

If, by the applicable deadline, the executive officer or non-employee Board member has not met the minimum ownership level above, then such executive officer or non-employee Board member must retain 50% of the shares of our common stock received upon settlement of equity awards, including the exercise of stock options and settlement of RSUs. Pursuant to the stock ownership guidelines, if a person covered under such guidelines enters into a 10b5-1 Plan or modifies such plan and later becomes out of compliance with the stock ownership requirements, the trades under such 10b5-1 Plan will not be affected; however, any future 10b5-1 Plans may not be adopted without complying with the stock ownership requirements.

Shares of our common stock that are credited to the minimum required levels above include:

•Shares beneficially owned by the executive officer or non-employee Board member, as applicable, and his or her immediate family members residing in the same household, including shares purchased under our ESPP or that are acquired upon vesting of restricted stock or RSUs that are still held by such person;
•Shares held in a trust or 401(k) account for the benefit of the executive officer or non-employee Board member, as applicable, or his or her immediate family members;
•Shares owned by a partnership, limited liability company or other entity to the extent the executive officer's or non-employee Board member's interest in such entity; and
•Vested and unexercised stock options and vested performance awards that may only be settled in shares of our common stock.
Unvested stock options, shares of restricted stock, deferred stock units, RSUs or performance share units will not count towards the minimum stock ownership levels set forth in the chart above.

Equity Award Grant Policy

We have established an Equity Award Grant Policy under which we generally grant equity awards on a regularly scheduled basis to enhance the effectiveness of our internal control over our equity award grant process.

Derivatives Trading, Hedging, and Pledging Policies

Our Named Executive Officers are subject to our derivatives trading, hedging, and pledging policies described in the section titled “Corporate Governance - Derivatives Trading, Hedging, and Pledging Policies.”

Tax and Accounting Considerations
Deductibility of Executive Compensation
Under Section 162(m) of the Code, compensation paid to our covered executive officers (including our CEO), except for certain pre-existing arrangements and certain compensation paid pursuant to a compensation plan in existence before the effective date of our IPO, will not be deductible to the extent it exceeds $1,000,000. In fiscal 2022, the Compensation Committee considered the potential future effects of Section 162(m) when determining Named Executive Officer compensation and the Compensation Committee is expected to consider the potential future effects of Section 162(m) when determining future Named Executive Officer compensation. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes, and to modify compensation that was initially intended to be tax deductible if it determines such modifications are consistent with our business needs.

Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to additional taxes if they receive payments or benefits in connection with a change in control of Zuora that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during fiscal 2022 and we have not agreed and are not otherwise obligated to provide any executive officers, including any Named Executive Officer, with such a “gross-up” or other reimbursement payment.

Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards.

ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our Class A common stock and restricted stock awards for shares of our Class A common stock to our executive officers, based on their fair values. The application of ASC Topic 718 involves significant amounts of judgment in the determination of inputs into the Black-Scholes-Merton valuation model that we use to determine the fair value of stock options. These inputs are based upon assumptions as to the volatility of the underlying stock, risk free interest rates, and the expected life (term) of the options. As required under generally accepted accounting principles (GAAP), we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value stock options granted in future periods may vary from the valuation assumptions we have used previously. For performance-based stock awards, we also must apply judgment in determining the periods when, and if, the related performance targets become probable of being met.

ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our executive officers, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).

Compensation Risk Assessment

In consultation with management and Compensia, our Compensation Committee’s independent compensation consultant, in March 2022, our Compensation Committee assessed our compensation plans, policies and practices for our Named Executive Officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.

Limitations on Liability and Indemnification Matters

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (DGCL). Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees, in addition to the indemnification provided for in our restated certificate of incorporation and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.

We believe that provisions of our restated certificate of incorporation, restated bylaws, and indemnification agreements are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act) may be permitted to directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our Insider Trading Policy requires that each of our directors, executive officers and Ecomm Members may conduct any open market sales or purchases of our securities only through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Exchange Act, unless a trade is otherwise approved by our Board of Directors. Under Rule 10b5-1, insiders can buy and sell our stock over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell shares of our Class A common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about Zuora at the time of the sale. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or Ecomm Member may amend or terminate the plan only under certain circumstances.

Report of the Compensation Committee

This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Tim Haley, Chair
Laura Clayton McDonnell
Jason Pressman

Compensation Tables
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during fiscal 2022, fiscal 2021 and the fiscal year ended January 31, 2020 (fiscal 2020), as applicable.

Name and Principal Position	Fiscal Year(1)	Salary ($)		Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation($)	Total ($)
Tien Tzuo Chairman and Chief Executive Officer	2022	500,000		—	3,128,000	3,265,000	531,000	—	7,424,000
	2021	365,000		—	—	1,624,245	216,810	—	2,206,055
	2020	365,000		—	—	2,989,000	81,030	—	3,435,030
Todd E. McElhatton Chief Financial Officer	2022	400,000		—	4,698,000	—	318,600	—	5,416,600
	2021	243,939	(6)	50,000	2,026,500	812,790	182,269	—	3,315,498
Sridhar N. Srinivasan(5) Chief Product & Engineering Officer	2022	400,000		—	2,097,600	—	318,600	—	2,816,200

Robert J. E. Traube President and Chief Revenue Officer	2022	400,000		—	4,698,000	—	424,800	—	5,522,800
	2021	375,000		—	1,153,000	1,142,900	371,250	—	3,042,150
	2020	96,354	(7)	593,750	2,870,000	2,150,968	—	—	5,711,072
Jennifer W. Pileggi* Former Senior Vice President, General Counsel, and Corporate Secretary	2022	400,000		—	2,818,800	—	212,400	—	3,431,200
	2021	325,000		—	1,153,000	457,160	160,875	—	2,096,035
	2020	325,000		29,250	254,856	204,720	60,125	—	873,951
_____________________

*	Ms. Pileggi resigned from her position as Senior Vice President, General Counsel, and Corporate Secretary effective February 11, 2022.

(1)Compensation information provided only for years in which the executive was designated a Named Executive Officer.
(2)The amount in this column represent (i) with respect to Mr. McElhatton, a one-time signing bonus in fiscal 2021, (ii) with respect to Mr. Traube, a one-time signing bonus of $500,000 and his fourth quarter fiscal 2020 bonus of $93,750, and (iii) with respect to Ms. Pileggi, a discretionary bonus payment for fiscal 2020.
(3)The amounts in these columns represent the grant date fair value of the stock awards and stock options granted to our Named Executive Officers during fiscal 2022, 2021 and 2020, as applicable, as computed in accordance with ASC 718. These amounts reflect the accounting cost for these stock awards and stock options and do not represent the actual economic value that may be realized by the Named Executive Officer from the stock award or the stock option. For information on the assumptions used to calculate the grant date fair value of the stock awards, refer to Note 16 to our audited consolidated financial statements included in our Annual Report.
(4)The amounts reported represent the amounts earned based upon achievement of certain performance goals under our executive bonus program. Payments for fiscal 2022 are described in greater detail in the section titled “Fiscal 2022 Bonus Plan.”
(5)Mr. Srinivasan commenced employment with Zuora on January 19, 2021 (end of fiscal 2021) and was not a named executive officer in fiscal 2021. The RSU award for Mr. Srinivasan listed in this table is in addition to new hire equity awards that he received upon joining Zuora. For more information on his outstanding equity grants as of January 31, 2022, including his new hire equity awards, please see "Outstanding Equity Awards at Fiscal Year-End Table" below.
(6)The amount for Mr. McElhatton represents his pro-rated base salary during fiscal 2021, given that he joined us on June 22, 2020. His annual base salary was $400,000 for fiscal 2021.
(7)The amount for Mr. Traube represents his pro-rated base salary during fiscal 2020, given that he joined us on October 30, 2020. His annual base salary was $375,000 for fiscal 2020.

Grants of Plan-Based Awards
The following table provides information concerning each grant of an award made to the Named Executive Officers during the fiscal year ended January 31, 2022.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)(3)
			Target ($)	Threshold ($)	Maximum ($)
Tien Tzuo	N/A		500,000	295,000	850,000	—	—	—	—
	05/05/21	(3)	—	—	—	—	500,000	15.64	3,265,000
	05/05/21	(4)	—	—	—	200,000	—	—	3,128,000
Todd E. McElhatton	N/A		300,000	177,000	510,000	—	—	—	—
	02/25/21	(5)	—	—	—	300,000	—	—	4,698,000
Sridhar N. Srinivasan	N/A		300,000	177,000	510,000	—	—	—	—
	09/01/21	(6)	—	—	—	120,000	—	—	2,097,600
Robert J. E. Traube	N/A		400,000	236,000	680,000	—	—	—	—
	02/25/21	(5)	—	—	—	300,000	—	—	4,698,000
Jennifer W. Pileggi	N/A		200,000	118,000	340,000	—	—	—	—
	02/25/21	(5)	—	—	—	180,000	—	—	2,818,800
____________________
(1)    Reflects target, threshold and maximum target bonus amounts for our Cash Bonus Plan, as described in “Compensation Discussion and Analysis—Fiscal 2022 Bonus Plan,” as applicable. These amounts do not necessarily correspond to the actual amounts that were received by our Named Executive Officers.
(2)    All outstanding but unvested equity awards are subject to acceleration under certain circumstances in the event of a change in control. Please see "— Potential Payments upon Termination or a Change in Control" for additional information.
(2)    The amounts in these columns represent the grant date fair value of the stock awards and stock options granted during fiscal 2022, as computed in accordance with ASC 718. These amounts reflect the accounting cost for these stock awards and stock options and do not represent the actual economic value that may be realized by the Named Executive Officer from the stock award or the stock option. For information on the assumptions used to calculate the grant date fair value of the stock awards, refer to Note 16 to our audited consolidated financial statements included in our Annual Report.
(3)    The stock option vests as to 1/48th of the shares underlying the option monthly beginning May 31, 2021.
(4)    The restricted stock unit award vests as to 1/8 of the total shares underlying the award on September 30, 2021, and 1/16 of the total shares underlying the award quarterly thereafter.
(5)    The restricted stock unit award vests as to 1/16 of the total shares underlying the award quarterly beginning June 30, 2021.
(6)    The restricted stock unit award vests as to 1/3 of the total shares underlying the award on each of June 30, 2022, June 30, 2023, and June 30, 2024.

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information on outstanding equity awards held by our Named Executive Officers as of January 31, 2022.

			Option Awards(2)				Stock Awards(2)
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable(3)	Number of Securities Underlying Unexercised Options (#) Unexercisable(4)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Tien Tzuo	11/18/14	(6)	1,836,285	—	3.04	11/18/24	—	—
	03/08/18	(7)	375,000	—	7.94	03/08/28	—	—
	05/07/19	(8)	247,916	102,084	22.10	05/07/29	—	—
	05/27/20	(9)	153,125	196,875	11.66	05/27/30	—	—
	05/05/21	(9)	93,750	406,250	15.64	05/05/31	—	—
	05/05/21	(10)	—	—	—	—	162,500	2,702,375
Todd E. McElhatton	06/22/20	(11)	59,375	90,625	13.51	06/22/30	—	—
	06/22/20	(12)	—	—	—	—	93,750	1,559,063
	02/25/21	(13)	—	—	—	—	243,750	4,053,563
Sridhar N. Srinivasan	01/19/21	(14)	30,000	90,000	13.72	01/19/31	—	—
	01/19/21	(15)	—	—	—	—	210,000	3,492,300
	09/01/21	(16)	—	—	—	—	120,000	1,995,600
Robert J. E. Traube	10/30/19	(17)	140,625	109,375	14.35	10/30/29	—	—
	10/30/19	(18)	15,625	59,375	14.35	10/30/29	—	—
	10/30/19	(19)	—	50,000	14.35	10/30/29	—	—
	10/30/19	(20)	—	—	—	—	43,750	727,563
	05/11/20	(21)	109,375	140,625	11.53	05/11/30	—	—
	05/11/20	(22)	—	—	—	—	56,250	935,438
	02/25/21	(13)	—	—	—	—	243,750	4,053,563
Jennifer W. Pileggi	03/08/18	(7)	16,240	—	7.94	03/08/28	—	—
	05/01/19	(8)	17,000	7,000	21.38	05/01/29	—	—
	05/01/19	(23)	—	—	—	—	3,750	62,363
	05/11/20	(21)	—	56,250	11.53	05/11/30	—	—
	05/11/20	(22)	—	—	—	—	56,250	935,438
	02/25/21	(13)	—	—	—	—	146,250	2,432,138
____________________
(1)    Outstanding option awards in this table with a grant date on or before March 8, 2018 were granted under our pre-IPO option plans, consisting of our 2006 Stock Plan (2006 Plan) and our 2015 Equity Incentive Plan (2015 Plan), and are for rights to purchase shares of our Class B common stock. Option awards granted under these plans also include an early exercise provision allowing for the exercise of unvested shares, subject to our right of repurchase. All awards granted after March 8, 2018 were granted under our 2018 Plan and are awards for options to purchase shares of our Class A common stock or shares of our Class A common stock.
(2)    All outstanding but unvested equity awards are subject to acceleration under certain circumstances in the event of a change in control. Please see "— Potential Payments upon Termination or a Change in Control" for additional information.
(3)    All shares in the column "Number of Securities Underlying Unexercised Options (#) Exercisable" were vested at the end of fiscal 2022 except as otherwise noted in the footnotes below.
(4)    All shares in the column "Number of Securities Underlying Unexercised Options (#) Unexercisable" were unvested at the end of fiscal 2022.

(5) These market values are determined by multiplying the number of shares by the fair market value per share of common stock on January 31, 2022 (the last trading day of fiscal 2022), or $16.63.
(6)    The stock option is fully vested.
(7)    The stock option vests as to 1/48 of the shares subject to the option monthly following the grant date, subject to continued service with us through each such vesting date. At the end of fiscal 2022, there were a total of 15,624 shares subject to Mr. Tzuo's option that were unvested and a total of 3,646 shares subject to Ms. Pileggi's option that were unvested.
(8)    The stock option vests as to 1/48 of the shares subject to the option monthly beginning April 30, 2019, subject to continued service with us through each such vesting date.
(9)    The stock option vests as to 1/48 of the shares subject to the option monthly following the grant date, subject to continued service with us through each such vesting date.
(10)    The restricted stock unit award vests as to 1/8 of the total shares underlying the award on September 30, 2021, and 1/16 of the total shares underlying the award quarterly thereafter, subject to continued service with us through each such vesting date.
(11)    The stock option vests as to 1/4 of the shares subject to the option on June 22, 2021, and 1/48 of the shares subject to the option monthly thereafter, subject to continued service with us through each such vesting date.
(12)    The restricted stock unit award vests as to 1/4 of the total shares underlying the award on June 30, 2021, and 1/16 of the total shares underlying the award quarterly thereafter, subject to continued service with us through each such vesting date.
(13)    The restricted stock unit award vests as to 1/16 of the total shares underlying the award quarterly beginning June 30, 2021, subject to continued service with us through each such vesting date.
(14)    The stock option vests as to 1/4 of the shares subject to the option on January 19, 2020, and 1/48 of the shares subject to the option monthly thereafter, subject to continued service with us through each such vesting date.
(15) The restricted stock unit award vests as to 1/4 of the total shares underlying the award on December 31, 2021, and 1/16 of the total shares underlying the award quarterly thereafter, subject to continued service with us through each such vesting date.
(16) The restricted stock unit award vests as to 1/3 of the total shares underlying the award on each of June 30, 2022, June 30, 2023, and June 30, 2024, subject to continued service with us through each such vesting date.
(17)    The stock option vests as to 1/4 of the shares subject to the option on October 30, 2020, and 1/48 of the shares subject to the option monthly thereafter, subject to continued service with us through each such vesting date.
(18)    The stock option vests as to 1/48 of the shares subject to the stock option monthly beginning April 30, 2021, subject to continued service with us through each such vesting date.
(19)    The stock option vests as to 1/48 of the shares subject to the option monthly beginning June 30, 2022, subject to continued service with us through each such vesting date.
(20)    The restricted stock unit award vests as to 1/4 of the total shares underlying the award on September 30, 2020, and 1/16 of the total shares underlying the award quarterly thereafter, subject to continued service with us through each such vesting date.
(21)    The stock option vests as to 1/48 of the shares subject to the option monthly beginning May 1, 2020, subject to continued service with us through each such vesting date.
(22)    The restricted stock unit award vests as to 1/16 of the total shares underlying the award quarterly beginning June 30, 2020, subject to continued service with us through each such vesting date.
(23)    The restricted stock unit award vests as to 1/16 of the total shares underlying the award quarterly beginning June 30, 2019, subject to continued service with us through each such vesting date.

Stock Option Exercises and Stock Vested During Fiscal Year 2022
The following table presents, for each of our Named Executive Officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during the fiscal year ended January 31, 2022 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Tien Tzuo	55,000	744,200	37,500	648,000
Todd E. McElhatton	—	—	112,500	1,962,000
Sridhar N. Srinivasan	0	0	70,000	1,307,600
Robert J. E. Traube	0	0	106,250	1,825,938
Jennifer W. Pileggi	250,009	2,653,192	61,750	1,061,908
(1) The value realized on exercise equals the number of shares multiplied by the difference between (a) either (i) the actual sale price of our Class A common stock underlying the options exercised (or, in the case of an option to purchase Class B shares, the sale price of the Class A common stock after automatic conversion from Class B shares to Class A shares upon exercise of the option) if the shares were immediately sold, or (ii) the closing price per share of our Class A common stock as reported on the New York Stock Exchange on the date of exercise if the shares were held, and (b) the applicable exercise price of such stock options.
(2) Such number of shares represents the gross number of shares acquired by the NEO on the vesting date. We withhold shares for tax purposes and the NEO actually receives a smaller number of shares.
(3) The value realized on vesting equals the closing price per share of our Class A common stock as reported on the New York Stock Exchange on the vesting date multiplied by the gross number or shares acquired on vesting as described above in note (2).

Offer Letters and Agreements with our Named Executive Officers

We have entered into employment offer letters with each of our Named Executive Officers, each of which provides for “at-will” employment. In filling each of our executive positions, we recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate these individuals into the executive compensation structure, balancing both competitive and internal equity considerations.

In addition, each of our Named Executive Officers have entered into severance and change in control agreements. For detailed descriptions of the severance and change in control agreements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change in Control” below.

Jennifer Pileggi's Transition Agreement

In November 2021, we entered into a transition agreement with Ms. Pileggi, our former Senior Vice President, General Counsel and Corporate Secretary, in connection with her retirement from that position effective February 11, 2022. Pursuant to the transition agreement, Ms. Pileggi remained employed in a non-officer employee advisory role from February 11, 2022 to May 1, 2022, during which time she continued to receive her salary and participate in Zuora’s health and benefit plans, her equity awards continued to vest, and she was eligible to receive a bonus payout for fiscal 2022 under our cash bonus plan. Ms. Pileggi's transition agreement also provided that she would provide advisory services as a consultant from May 2, 2022 to July 31, 2022 at a rate of $250 per hour. Ms. Pileggi's transition agreement superseded all prior agreements regarding severance payments or benefits, including her change in control and severance agreement. For detailed description of the compensation paid to Ms. Pileggi for fiscal 2022, see "Summary Compensation Table" above.

Potential Payments upon Termination or Change in Control

In May 2017, we entered into change in control and severance agreements with Messrs. Tzuo and Ms. Pileggi. In November 2019, we amended the agreements with Mr. Tzuo and Ms. Pileggi, to revise the definition of “good reason” (as defined in each of the severance agreements). We also entered into a change in control and severance agreement with Mr. Traube in September 2019, Mr. McElhatton in June 2020, and Mr. Srinivasan in January 2021 in connection with their acceptances of their respective offers of employment with us. Our severance agreements with our NEOs, which do not provide for any ‘‘single trigger’’ change-in-control benefits, are described below.

The severance agreements provide for certain benefits upon a qualifying termination outside of a change of control (as defined in the severance agreement). A qualifying termination means a termination by us without cause and, in the case of Mr. Tzuo, the termination of his employment for “good reason” (as defined in his severance agreement). In exchange for a general release of claims, the executive officer is entitled to (i) a lump sum severance payment of six months of base salary, and (ii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for six months for the executive officer and his or her eligible dependents.

In addition, if the executive officer is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change in control has been executed) or within the twelve months following a change in control, the executive officer is entitled to the following benefits in exchange for a general release of claims: (i) a lump sum severance payment of twelve months of base salary, (ii) 100% acceleration of any then-unvested equity awards, including performance awards that will vest at target, and (iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for twelve months for the executive officer and his or her eligible dependents.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our Named Executive Officers pursuant to their respective severance agreements. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on January 31, 2022. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct.

	Upon a Qualifying Termination - No Change in Control				Upon a Qualifying Termination - Change in Control
	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($) (1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)
Tien Tzuo	250,000	17,024	—	267,024	750,000	34,048	4,218,804	5,002,852
Todd E. McElhatton	200,000	5,468	—	205,468	400,000	10,936	5,895,375	6,306,311
Sridhar N. Srinivasan	200,000	14,398	—	214,398	400,000	28,796	5,749,800	6,178,596
Robert J. E. Traube	200,000	14,398	—	214,398	400,000	28,796	6,932,500	7,361,296
Jennifer W. Pileggi(3)	—	—	—	—	—	—	—	—

(1) The severance amount related to base salary was determined based on the base salaries in effect on January 31, 2022.
(2) The value of accelerated vesting is calculated based on the per share closing price of our Class A common stock on the New York Stock Exchange as of January 31, 2022 ($16.63) less, if applicable, the exercise price of each outstanding stock option.
(3) Ms. Pileggi's transition agreement as described in “Offer Letters & Employee Arrangements” supersedes all other employment or change in control agreements.

At the beginning of fiscal 2023, we amended the change in control and severance agreements with respect to severance payments to executive officers subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change in control has been executed) or within the twelve months following a change in control, to provide for the following benefits in exchange for a general release of claims: (i) a lump sum severance payment of twelve months of base salary (eighteen months of base salary, for Mr. Tzuo) plus the executive officer's prorated target annual bonus amount, (ii) 100% acceleration of any then-unvested time-based equity awards, and acceleration of equity awards subject to performance goals at 100% of target level of performance, and (iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for twelve months for the executive officer and his or her eligible dependents.

These change in control and severance agreements are designed to align the interests of our Named Executive Officers and our stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss.

CEO PAY RATIO DISCLOSURE
Chief Executive Officer Pay Ratio

Under SEC rules, we are required to provide the following information regarding the relationship between the annual total compensation of Mr. Tzuo, our Chief Executive Officer, and our median employee's annual total compensation (other than Mr. Tzuo) for fiscal year 2022:

•Mr. Tzuo's annual total compensation for fiscal 2022, as reported in the “Summary Compensation Table” included in this Proxy Statement, was $7,424,000.

•Our median employee's annual total compensation for fiscal 2022 was $182,436.

Based on the above, the ratio of our CEO's annual total compensation for fiscal 2022 to the median of the annual total compensation of our employees for fiscal 2022 was 41:1. We believe this pay ratio to be a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.

For purposes of identifying our median compensated employee, we used our entire global employee population (excluding our CEO) as of January 31, 2022, the last day of our fiscal year, which included 1,393 employees, of which approximately 49% were outside the United States. To identify our median employee, we used the annual total cash compensation, including both base wages and target annual variable cash (bonus) compensation for fiscal 2022. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during fiscal 2022 for hourly employees and actual salary paid for our remaining employees. For permanent employees hired during fiscal 2022, we annualized their salary or base pay as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustments. Once we determined our median employee, we then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column for fiscal 2022 in the "Summary Compensation Table" as set forth in this Proxy Statement. The median employee was not eligible for variable cash (bonus) compensation under our Fiscal 2022 Corporate Bonus Plan, which generally only applies to director level employees and above.

The SEC's rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as each company's pay ratio is based on its unique employee population, compensation practices and calculation methodology.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of January 31, 2022 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)(#)
		(a)	(b)	(c)
Equity compensation plans approved by security holders	Class A(2)	16,063,931	14.88	11,384,244(4)
	Class B(3)	4,667,344	4.49	—
Equity compensation plans not approved by security holders		—	—	—
Total	Class A and Class B	20,731,275	9.22	11,384,244
_____________________
(1)    The weighted-average exercise price is calculated based solely on outstanding stock options. It does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)    Includes the 2018 Plan and the 2018 Employee Stock Purchase Plan (2018 ESPP).
(3)    Includes the 2006 Plan and the 2015 Plan.
(4)    Consists of 3,772,320 shares of Class A common stock available under the 2018 ESPP, including shares subject to outstanding rights that were under offering periods in progress as of January 31, 2021, and 7,611,924 shares of Class A common stock available under the 2018 Plan. There are no shares of common stock available for issuance under our 2006 Plan or 2015 Plan, but these plans continue to govern the terms of options granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2006 Plan or the 2015 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2018 Plan. In addition, the number of shares reserved for issuance under our 2018 Plan increased automatically by 7,439,393 on February 1, 2022 and will increase automatically on the first day of February of each of 2023 through 2028 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding January 31 or a lower number approved by our Board of Directors. The number of shares reserved for issuance under our 2018 ESPP increased automatically by 1,487,879 on February 1, 2022 and will increase automatically on the first day of February of each year during the term of the 2018 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding January 31 or a lower number approved by our Board of Directors. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, by:
•each of our Named Executive Officers;
•each of our directors or director nominees;
•all of our directors and executive officers as a group; and
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws.
Applicable percentage ownership is based on 119,112,769 shares of Class A common stock and 9,041,471 shares of Class B common stock outstanding as of March 31, 2022. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 or RSUs that may vest and settle within 60 days of March 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Zuora, Inc., 101 Redwood Shores Parkway, Redwood City, California 94065.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
Named Executive Officers and Directors:
Tien Tzuo(2)	569,791	*	9,848,636	87.6	42.68
Todd E. McElhatton(3)	144,900	*	—	—	*
Sridhar N. Srinivasan(4)	68,598	*	—	—	*
Robert J. E. Traube(5)	330,984	*	—	—	*
Jennifer W. Pileggi(6)	101,886	*	14,417	*	*
Omar P. Abbosh(7)	8,205	*	—	—	*
Sarah R. Bond(8)	7,690	*	—	—	*
Laura Clayton McDonnell(9)	—	—	—	—	—
Kenneth A. Goldman(10)	33,789	*	224,026	2.5	1.08
Amy Guggenheim Shenkan(11)	—	—	—	—	—
Timothy Haley(12)	191,747	*	—	—	*
Joseph Osnoss(13)	—	—	—	—	—
Jason Pressman(14)	61,711	*	—	—	*
Magdalena Yesil(15)	145,261	*	—	—	*
All executive officers and directors as a group (14 persons)(16)	1,562,676	1.3	10,072,662	89	43.83

Other 5% Stockholders:
Entities affiliated with BlackRock, Inc.(17)	8,148,923	6.8	—	—	3.89
Entities affiliated with Silver Lake Group, L.L.C.(18)	20,000,000	16.8	—	—	9.55
Entities affiliated with The Bank of New York Mellon Corporation(19)	7,834,159	6.6	—	—	3.74
Entities affiliated with The Vanguard Group(20)	11,373,243	9.5	—	—	5.43
____________________
*Less than 1%

(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class outstanding as of March 31, 2022. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 or RSUs that may vest and settle within 60 days of March 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)Consists of (i) 7,006,809 shares of our Class B common stock held of record by the 70 Thirty Trust, of which Mr. Tzuo is a trustee, (ii) 640,542 shares of our Class B common stock held of record by the Next Left Trust, of which Mr. Tzuo is a trustee, (iii) 569,791 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2022, and (iv) 2,201,285 shares of our Class B common stock subject to options that are exercisable within 60 days of March 31, 2022.

(3)Includes 71,875 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2022.

(4)Includes (i) 2,000 shares of our Class A common stock held of record by the Srinivasan Muthuswamy Trust, of which Mr. Srinivasan is a trustee and (ii) 40,000 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2022.

(5)Includes 311,978 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2022.

(6)Includes (i) 50,000 shares of our Class A common stock held of record by the Bradley and Jennifer Pileggi Trust, of which Ms. Pileggi is a trustee, (ii) 24,750 shares of our Class A common stock subject to options that are exercisable within 60 days of March 31, 2022, and (iii) 14,417 shares of our Class B common stock subject to options that are exercisable within 60 days of March 31, 2022.

(7)None of Mr. Abbosh's outstanding RSU grants will vest within 60 days of March 31, 2022.

(8)None of Ms. Bond's outstanding RSU grants will vest within 60 days of March 31, 2022.

(9)None of Ms. Clayton McDonnell's outstanding RSU grants will vest within 60 days of March 31, 2022.

(10)Includes (i) 1,394 shares of our Class A common stock held of record by the Goldman-Valeriote Family Trust, of which Mr. Goldman is a trustee, (ii) 100,000 shares of our Class B common stock held of record by GV Partners L.P., and (iii) 75,000 shares of our Class B common stock subject to options held by Mr. Goldman that are exercisable within 60 days of March 31, 2022. GV Partners L.P. is a family limited partnership of which Mr. Goldman is the managing member, and he may be deemed to hold voting and dispositive power over the shares held by the partnership.

(11)None of Ms. Shenkan's outstanding RSU grants will vest within 60 days of March 31, 2022.

(12)Includes (i) 156,793 shares of our Class A common stock held of record by the Haley-McGourty Family Trust, of which Mr. Haley is a trustee and (ii) 34,246 shares of our Class A common stock held of record by Haley-McGourty Partners, of which Mr. Haley is a general partner.

(13)None of Mr. Ossnoss's outstanding RSU grants will vest within 60 days of March 31, 2022.

(14)Consists of (i) 43,899 shares of Class A common stock held of record by the Jason Pressman Trust, of which Mr. Pressman is trustee, (ii) 17,812 shares of our Class A common stock held of record by Shasta Ventures II GP, LLC. Mr. Pressman is a Managing Director at Shasta Ventures. Shasta Ventures II GP, LLC, is the general partner of Shasta Ventures II, L.P. Mr. Pressman, Shasta Ventures II, L.P. and Shasta Ventures II GP, LLC, share dispositive and voting power with respect to the shares disclosed in this footnote. The address of the entities affiliated with Shasta Ventures is c/o Shasta Ventures, 2440 Sand Hill Road, Suite 300, Menlo Park, California 94025.

(15)None of Ms. Yesil's outstanding RSU grants will vest within 60 days of March 31, 2022.

(16)Consists of (i) all shares beneficially owned by our executive officers and directors, as a group, (ii) 993,644 shares of our Class A common stock subject to options held by our executive officers and directors, as a group, that are exercisable within 60 days of March 31, 2022, and (iii) 2,276,285 shares of our Class B common stock subject to options held by our executive officers and directors, as a group, that are exercisable within 60 days of March 31, 2022. This group does not include Ms. Pileggi, whose employment with Zuora terminated effective February 11, 2022, and does include Andrew M. Cohen, Zuora's Chief Legal Officer and Corporate Secretary as of February 14, 2022.

(17)Based solely on the Schedule 13G/A filed with the SEC on February 7, 2022, reporting beneficial ownership as of December 31, 2021. BlackRock, Inc. has sole voting power with respect to 8,033,721 shares of our Class A common stock and sole dispositive power with respect to 8,148,923 shares of our Class A common stock. BlackRock, Inc.'s address is 55 East 52nd Street, New York, New York 10055.

(18)Represents 12,500,000 shares of Class A common stock underlying $250,000,000 principal amount of 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 held by SLA Zurich Holdings, L.P. and 7,500,000 shares of Class A common stock underlying warrants to purchase shares of Class A common stock held by SLA Zurich Aggregator, L.P. SLA Zurich GP, L.L.C. is the general partner of SLA Zurich Holdings, L.P. SL Alpine II Aggregator GP, L.L.C. is the sole member of SLA Zurich GP, L.L.C. and the general partner of SLA Zurich Aggregator, L.P. Silver Lake Alpine Associates II, L.P. is the managing member of SL Alpine II Aggregator GP, L.L.C. SLAA II (GP), L.L.C. is the general partner of Silver Lake Alpine Associates II, L.P. Silver Lake Group, L.L.C. is the managing member of SLAA II (GP), L.L.C. Pursuant to the terms of the Investment Agreement, for a period of 18 months from the initial sale of the notes, or earlier upon a change of control of Zuora, Silver Lake will be restricted from converting the notes or exercising the warrants or transferring or entering into an agreement that transfers the economic consequences of ownership of the notes or warrants, subject to certain exceptions as noted in the Investment Agreement. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(19)Based solely on the Schedule 13G filed with the SEC on February 2, 2022 reporting beneficial ownership as of December 31, 2021. The Bank of New York Mellon Corporation (“BNY Mellon”) has sole voting power with respect to 7,021,003 shares of our Class A common stock, sole dispositive power with respect to 5,309,463 shares of our Class A common stock, and shared dispositive power with respect to 2,485,017 shares of our Class A common stock; BNY Mellon ICH, LLC has sole voting power with respect to 6,755,412 shares of our Class A common stock, sole dispositive power with respect to 5,043,872 shares of our Class A common stock, and shared dispositive power with respect to 2,483,506 shares of our Class A common stock; Newton Investment Management North America, LLC has sole voting power with respect to 5,210,748 shares of our Class A common stock, sole dispositive power with respect to 3,421,696 shares of our Class A common stock, and shared dispositive power with respect to 2,483,506 shares of our Class A common stock; and MBC Investments Corporation has sole voting power with respect to 6,755,412 shares of our Class A common stock, sole dispositive power with respect to 5,043,872 shares of our Class A common stock, and shared dispositive power with respect to 2,483,506 shares of our Class A common stock. The address for each of the entities referenced above is c/o BNY Mellon, 240 Greenwich Street, New York, New York 10286.

(20)Based solely on the Schedule 13G/A filed with the SEC on on February 10, 2022 reporting beneficial ownership as of December 31, 2021. The Vanguard Group has shared voting power with respect to 212,513 shares of our Class A common stock, sole dispositive power with respect to 11,072,417 shares of our Class A common stock and shared dispositive power with respect to 300,826 shares of our Class A common stock. The Vanguard Group's address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our Audit Committee has reviewed and discussed with our management and KPMG LLP our audited consolidated financial statements for the fiscal year ended January 31, 2022. Our Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”
Our Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with KPMG LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report for filing with the SEC.

Submitted by the Audit Committee
Kenneth A. Goldman, Chair
Amy Guggenheim Shenkan
Jason Pressman

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our restated bylaws provide that, for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Zuora, Inc., 101 Redwood Shores Parkway, Redwood City, California 94065, Attn: Corporate Secretary.
To be timely for our 2023 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Pacific Time on March 8, 2023 and not later than 5:00 p.m. Pacific Time on April 7, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must be received by us no later than January 10, 2023 in order to be considered for inclusion in our proxy materials for that meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended January 31, 2022, except that, due to administrative error (i) a late Form 4 was filed for Ms. Pileggi on March 18, 2021, for Messrs. Goldman and Traube on April 1, 2021, and for Mr. McElhatton on July 2, 2021 with respect to equity grants received by each of them in February 2021, and (ii) a late Form 4 was filed for Mr. Haley on September 1, 2021 with respect to an equity grant received by him in June 2021.
Available Information
Our financial statements for our fiscal year ended January 31, 2022 are included in our 2022 Annual Report, which we provide to our stockholders at the same time as this Proxy Statement. Our 2022 Annual Report and this Proxy Statement are also available on our website at https://investor.zuora.com under “SEC Filings” in the “Financials” section of our website. In addition, we will mail, without charge, a copy of our 2022 Annual Report and Proxy Statement upon request. Stockholders may make requests to Broadridge Financial Solutions, Inc., either by calling 1-866-540-7095 (toll free), or by writing to Broadridge Householding department, 51 Mercedes Way, Edgewood, NY 11717.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. Below are instructions to sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., or you are in possession of stock certificates): visit www.computershare.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (800) 962-4284 or visit www.computershare.com with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
A number of brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time, and may request additional copies of the Annual Report and Proxy Statement, by contacting Broadridge Financial Solutions, Inc., either by calling 1-866-540-7095 (toll free), or by writing to Broadridge Householding department, 51 Mercedes Way, Edgewood, NY 11717.
Any stockholders who share the same address and receive multiple copies of our Notice or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of 2022 Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

Andrew M. Cohen
Chief Legal Officer and Corporate Secretary

ZUORA, INC.
101 REDWOOD SHORES PARKWAY
REDWOOD CITY, CA 94065
ATTN: CORPORATE SECRETARY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 20, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZUO2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 20, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83995-P72682 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZUORA, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for an individual nominee, mark "For All Except" and write the number of the nominee on the line below.

____

Nominees:

01) Amy Guggenheim Shenkan
02) Timothy Haley
03) Magdalena Yesil

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D83996-P72682

ZUORA, INC.
2022 Annual Meeting of Stockholders
June 21, 2022 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tien Tzuo and Andrew Cohen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ZUORA, INC. that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 9:30 AM, PDT on June 21, 2022, virtually at www.virtualshareholdermeeting.com/ZUO2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side